                                   EXHIBIT 4.6





                         SECURITIES PURCHASE AGREEMENT,


                          dated as of August 15, 1997,


                                     between


                        AFFILIATED MANAGERS GROUP, INC.,

                                 as the Issuer,


                                       and


                          THE PURCHASERS LISTED HEREIN,


                                 with respect to


                          $60,000,000 principal amount

                                       of

                   Senior Subordinated Increasing Rate Notes.

                                TABLE OF CONTENTS


                                    ARTICLE I

                                  DEFINED TERMS

SECTION 1.1.      Defined Terms..............................................2
SECTION 1.2.      Additional Terms..........................................19
SECTION 1.3.      Use of Defined Terms......................................21
SECTION 1.4.      Cross-References..........................................21
SECTION 1.5.      Accounting and Financial Determinations...................21
SECTION 1.6.      Construction..............................................21

                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

SECTION 2.1.      Issue of Securities.......................................21
SECTION 2.2.      Purchase and Sale of Securities...........................22
SECTION 2.2.1.    Purchase and Sale.........................................22
SECTION 2.2.2.    Closing...................................................22
SECTION 2.2.3.    Fees......................................................23
SECTION 2.2.4.    Expenses..................................................23
SECTION 2.3.      Exchange of Bridge Notes for Exchange Notes...............24
SECTION 2.4.      Registration of Securities................................25
SECTION 2.5.      Delivery Expenses.........................................25
SECTION 2.6.      Issue Taxes...............................................26
SECTION 2.7.      General Provisions Regarding Interest and
                  Payments..................................................26
SECTION 2.7.1.    Interest Rates and Payment Dates..........................26
SECTION 2.7.2.    Manner and Time of Payment................................26
SECTION 2.8.      Lost Notes, etc...........................................27
SECTION 2.9.      Indemnification...........................................27
SECTION 2.10.     Use of Proceeds...........................................29
SECTION 2.11.     Margin Regulations........................................30
SECTION 2.12.     Taxes.....................................................30
SECTION 2.13.     Increased Costs, Capital Adequacy Adjustment..............32


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                                   ARTICLE III

                               CLOSING CONDITIONS

SECTION 3.1.      Transaction Documents.....................................33
SECTION 3.2.      Escrowed Documents........................................33
SECTION 3.3.      Related Agreements........................................33
SECTION 3.4.      Corporate Proceedings of the Issuer.......................34
SECTION 3.5.      Issuer Incumbency Certificate.............................34
SECTION 3.6.      Corporate Documents.......................................34
SECTION 3.7.      Fees......................................................35
SECTION 3.8.      Legal Opinion.............................................35
SECTION 3.9.      Pro Forma Balance Sheet...................................35
SECTION 3.10.     Convertible Securities....................................35
SECTION 3.11.     Credit Agreement..........................................35
SECTION 3.12.     Conditions to TBC Acquisition.............................36
SECTION 3.13.     Purchase Price, Fees and Expenses for TBC
                  Acquisition...............................................36
SECTION 3.14.     Consents, Authorizations and Filings......................36
SECTION 3.15.     Capital Structure; Corporate Structure....................36
SECTION 3.16.     Closing Date Certificate..................................36
SECTION 3.17.     Expenses..................................................36
SECTION 3.18.     [Intentionally Omitted.]..................................36
SECTION 3.19.     Representations and Warranties............................36

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

SECTION 4.1.      Corporate Existence.......................................37
SECTION 4.2.      Power and Authority.......................................37
SECTION 4.3.      Binding Obligation........................................38
SECTION 4.4.      Capitalization............................................38
SECTION 4.5.      Consents, Approvals and Non-Contravention.................38
SECTION 4.6.      Pro Forma Balance Sheet...................................38
SECTION 4.7.      Financial Statements......................................39
SECTION 4.8.      No Material Adverse Effect................................40
SECTION 4.9.      Taxes.....................................................40
SECTION 4.10.     Litigation................................................40
SECTION 4.11.     No Default................................................40
SECTION 4.12.     Conflicts of Interests....................................40
SECTION 4.13.     Other Relationships.......................................41
SECTION 4.14.     Investment Company Act....................................41
SECTION 4.15.     Investment Advisory Agreements............................42


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SECTION 4.16.     Brokers, etc..............................................42
SECTION 4.17.     Subsidiaries and Other Ownership Interests................42
SECTION 4.18.     Ownership of Properties...................................42
SECTION 4.19.     ERISA.....................................................43
SECTION 4.20.     Solvency..................................................43
SECTION 4.21.     Environmental Warranty....................................43
SECTION 4.22.     Private Sale..............................................43
SECTION 4.23.     Non-Fungibility...........................................43
SECTION 4.24.     Tweedy Browne Financial Statements........................43
SECTION 4.25.     Disclosure................................................44
SECTION 4.26.     Update of Schedules.......................................44

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

SECTION 5.1.      Purchase for Own Account..................................45
SECTION 5.2.      Accredited Investor.......................................45

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

SECTION 6.1.      Financial Statements and Other Reports....................45
SECTION 6.2.      Certificates; Other Information...........................46
SECTION 6.3.      Notices...................................................47
SECTION 6.4.      Conduct of Business and Maintenance of Existence..........48
SECTION 6.5.      Compliance with Laws, etc.................................48
SECTION 6.6.      Maintenance of Properties.................................48
SECTION 6.7.      Insurance.................................................49
SECTION 6.8.      Books and Records.........................................49
SECTION 6.9.      Maintenance of Office or Agency...........................49
SECTION 6.10.     Private Offering..........................................49
SECTION 6.11.     Information to Prospective Purchasers.....................49
SECTION 6.12.     Payment of Obligations....................................49
SECTION 6.13.     Guarantees................................................50
SECTION 6.14.     Take-Out Financing........................................50
SECTION 6.15.     Exchange Notes............................................50
SECTION 6.16.     Further Assurances........................................51


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                                   ARTICLE VII

                               NEGATIVE COVENANTS

SECTION 7.1.      Business Activities.......................................51
SECTION 7.2.      Indebtedness..............................................51
SECTION 7.3.      Liens.....................................................53
SECTION 7.4.      Limitation on Guarantee Obligations.......................54
SECTION 7.5.      Investments; Joint Ventures...............................54
SECTION 7.6.      Restricted Payments, etc..................................55
SECTION 7.7.      Capital Expenditures, etc.................................55
SECTION 7.8.      Leases....................................................55
SECTION 7.9.      Limitation on Payments of Subordinated
                  Indebtedness..............................................56
SECTION 7.10.     Limitation on Fundamental Changes.........................56
SECTION 7.11.     Asset Dispositions, etc...................................56
SECTION 7.12.     Maintenance of Net Worth..................................57
SECTION 7.13.     Modification of Certain Agreements........................57
SECTION 7.14.     Transactions with Affiliates..............................58
SECTION 7.15.     Tax Consolidation.........................................58
SECTION 7.16.     Negative Pledges, Restrictive Agreements, etc.............58
SECTION 7.17.     Inconsistent Agreements...................................59
SECTION 7.18.     Fiscal Year...............................................59
SECTION 7.19.     Limitation of Ranking of Future Indebtedness..............59
SECTION 7.20.     Stay, Extension and Usury Laws............................59

                                  ARTICLE VIII

                                   REDEMPTION

SECTION 8.1.      Mandatory Redemption......................................59
SECTION 8.2.      The Issuer's Right to Redeem..............................60
SECTION 8.3.      Selection of Notes and Portions of Notes to Be
                  Redeemed..................................................60
SECTION 8.4.      Notice of Redemption......................................60
SECTION 8.5.      Effect of Notice of Redemption............................61
SECTION 8.6.      Payment of Redemption Price...............................61


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                                   ARTICLE IX

                                EVENTS OF DEFAULT

SECTION 9.1.      Listing of Events of Default..............................62
SECTION 9.1.1.    Non-Payment of Obligations................................62
SECTION 9.1.2.    Breach of Warranty........................................62
SECTION 9.1.3.    Non-Performance of Certain Covenants and
                  Obligations...............................................62
SECTION 9.1.4.    Non-Performance of Other Covenants and
                  Obligations...............................................62
SECTION 9.1.5.    Default on Other Indebtedness.............................62
SECTION 9.1.6.    Judgments.................................................62
SECTION 9.1.7.    Pension Plans.............................................62
SECTION 9.1.8.    Bankruptcy, Insolvency, etc...............................63
SECTION 9.1.9.    Impairment of Transaction Documents, etc..................64
SECTION 9.2.      Action if Bankruptcy......................................64
SECTION 9.3.      Action if Other Event of Default..........................64

                                    ARTICLE X

                                  SUBORDINATION

SECTION 10.1.     Agreement to Subordinate..................................64
SECTION 10.2.     Liquidation; Dissolution; Bankruptcy......................64
SECTION 10.3.     Default on Senior Indebtedness............................65
SECTION 10.4.     Acceleration of Payment Notes.............................66
SECTION 10.5.     When Distribution Must Be Paid Over.......................66
SECTION 10.6.     Subrogation...............................................66
SECTION 10.7.     Relative Rights...........................................66
SECTION 10.8.     Subordination May Not Be Impaired by Issuer...............66
SECTION 10.9.     Distribution or Notice to Representative..................66
SECTION 10.10.    Article X Not to Prevent Events of Default or Limit
                  Right to Accelerate.......................................66
SECTION 10.11.    Holders Entitled to Rely..................................67
SECTION 10.12.    Reliance by Holders of Senior Indebtedness on
                  Subordination Provisions..................................67
SECTION 10.13.    Proof of Claim............................................67


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                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.     Amendments and Waivers....................................68
SECTION 11.2.     Transfers.................................................70
SECTION 11.3.     Notices...................................................71
SECTION 11.4.     Independence of Covenants.................................71
SECTION 11.5.     Survival of Representations, Warranties and
                  Agreements................................................71
SECTION 11.6.     Failure or Indulgence Not Waiver; Remedies
                  Cumulative................................................72
SECTION 11.7.     Severability..............................................72
SECTION 11.8.     Obligations Several; Independent Nature of
                  Holders' Rights...........................................72
SECTION 11.9.     Headings..................................................72
SECTION 11.10.    Applicable Law............................................72
SECTION 11.11.    Successors and Assigns....................................72
SECTION 11.12.    Consent to Jurisdiction and Service of Process............73
SECTION 11.13.    Waiver of Jury Trial......................................73
SECTION 11.14.    Counterparts; Effectiveness...............................74
SECTION 11.15.    Termination...............................................74
SECTION 11.16.    Entire Agreement..........................................74


SCHEDULE I - Disclosure Schedule


EXHIBIT A - Form of Bridge Note

EXHIBIT B - Form of Exchange Certificate

EXHIBIT C - Form of Closing Date Certificate

EXHIBIT D - Form of Exchange Note Indenture

EXHIBIT E - Form of Warrant Agreement

EXHIBIT F - Terms of Subordination


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
                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT, dated as of August 15, 1997 (this "Agreement"), between AFFILIATED MANAGERS GROUP, INC., a Delaware corporation (the "Issuer"), and the purchasers listed on the signature pages hereto (each, a "Purchaser", and, collectively, the "Purchasers").


                              W I T N E S S E T H:

      WHEREAS, the Issuer is engaged in the business of managing and owning interests in investment management companies; and

      WHEREAS, the Issuer intends to acquire (the "TBC Acquisition"), directly or indirectly, a majority interest in Tweedy, Browne Company L.P., a Delaware limited partnership, and its related entities and any successor thereto ("TBC"); and

      WHEREAS, the Issuer has acquired, and intends to acquire, directly or indirectly, majority and other equity interests (together with the TBC Acquisition, each an "Acquisition") in investment management companies (together with TBC, each as hereinafter further defined, a "Management Company"), and such Management Companies intend to acquire, directly or indirectly, majority and other equity interests (each also an "Acquisition") in other investment management companies (each also a "Management Company"); and

      WHEREAS, the Issuer desires that the Purchasers purchase $60,000,000 principal amount of Bridge Notes (such capitalized term and other capitalized terms used in these recitals without definition shall have the meanings provided for in Article I) of the Issuer, the proceeds of which, together with (i) the proceeds of preferred stock and warrants of the Issuer in the amount of $30,000,000 and (ii) the proceeds of certain senior indebtedness in an amount of up to $300,000,000 to be provided to the Issuer, will be used to refinance certain outstanding indebtedness of the Issuer and its Subsidiaries, to effect the Acquisition, to pay a portion of the Transaction Costs and for general corporate purposes; and

      WHEREAS, in connection with the purchase of such Notes by the Purchasers, the Issuer has agreed, subject to the terms and conditions contained herein and in the other Transaction Documents, to issue into escrow for the benefit of the Purchasers the Warrants for the acquisition of shares of the Common Stock of the Issuer, representing on a fully-diluted basis as of the Closing Date (after giving effect to the TBC Acquisition and the Acquisition of GeoCapital) 7.2% of the outstanding Common Stock of the Issuer;

      NOW, THEREFORE, based upon the foregoing and the mutual covenants and agreements herein contained, and for other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

      "ABR" means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by The Chase Manhattan Bank in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Adjusted EBITDA" means as at the end of any Fiscal Quarter of the Issuer, the Consolidated EBITDA of the Issuer and its Subsidiaries for the preceding four Fiscal Quarters, in each case after giving effect on a pro forma basis to Acquisitions completed during such fiscal period.

      "Affiliate" means, as to any Person, any other Person (other than a Subsidiary or a Management Company) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agreement" means this Note and Warrant Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time pursuant to Section 11.1.

      "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition, including by way of merger, consolidation or sale and leaseback transaction (any of the foregoing, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) all or substantially all of the properties and assets (other than marketable securities, including "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time, liquid investments and other financial instruments) of the Issuer or its Subsidiaries, or (ii) any other properties or assets of the Issuer or any Subsidiary, other than in the ordinary course of business, to any Persons other than the Issuer or any of its Subsidiaries. For the purposes of this definition, the term "Asset Sale" shall not include (a) any transfer of properties and assets to the extent that the gross proceeds from the transfer thereof do not exceed (i) $1,000,000 in any transaction or series of related transactions, taken as a whole, or (ii) $5,000,000 (irrespective of the size of the individual transactions) in the aggregate for all such transactions or series of related transactions on or after the Closing Date, (b) any transfer of the Capital Stock of any Management Company or any of the Subsidiaries of the Issuer (other than the issuance of Capital Stock of such Management Company or Subsidiary) to a partner, officer, director, shareholder or member (or any entity owned or controlled by such Person) of such Management Company or Subsidiary, as the case may be, so long as after such transfer, if the Issuer owned in excess of 50% of the ownership interests of such Management Company or Subsidiary prior to such transfer, the Issuer continues to own in excess of 50% of the ownership interests of such Management Company or Subsidiary, as the case may be (each such transfer, a "Shareholder Stock Sale") and (c) issuances of up to ten percent (10%) of the LLC Points in TBC which constitute the Reserved Points in the LLC Agreement (as such term is defined in the TBC Acquisition Agreement) including any portion of such ten percent (10%) as are issued prior to or contemporaneously with the closing under the TBC Acquisition Agreement. In addition, with regard to a Subsidiary of the Issuer, the term "Asset Sale" shall include only that portion of the gross proceeds to such Subsidiary from the transfer thereof representing the percentage of such proceeds equal to the percentage of the Issuer's ownership interest (whether direct or indirect) in such Subsidiary.

      "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments. For purposes of this definition, any Indebtedness outstanding or which could be outstanding pursuant to a revolving credit facility shall be deemed to be outstanding and payable on the date of the applicable commitment termination date and any applicable scheduled commitment reduction dates.

      "Bridge Note" means each promissory note of the Issuer, dated the Closing Date, substantially in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time) and all other promissory notes (other than any Exchange Notes) accepted from time to time in substitution, replacement or renewal therefor.

      "Bridge Note Maturity Date" means the 180th day following the Closing
Date.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and shall include, with respect to the determination of any LIBO Base Rate or Interest Period, any day on which dealings in Dollars are carried on in the London interbank eurodollar market.


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
      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

      "Cash Equivalent Investment" means

            (a) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition;

            (b) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

            (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any Lender (as defined in the Credit Agreement), or of any domestic commercial bank the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Group, or A or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500,000,000;

            (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and
      (c) entered into with any bank meeting the qualifications specified in clause (c) above;

            (e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof;

            (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above; and

            (g) other investment instruments approved in writing by the Requisite Holders, the Required Lenders (as defined in the Credit Agreement) and offered by any Lender or by any financial institution which has a combined capital and surplus of not less than $100,000,000.


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
      "Change of Control" means

            (a) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) other than TA Associates, Inc. (and entities under its control or for which it makes investment decisions) shall have acquired beneficial ownership of Capital Stock having 50% or more of the ordinary voting power in the election of directors of the Issuer; or

            (b) TA Associates, Inc. (and entities under its control or for which it makes investment decisions) shall cease to own beneficially and of record at least 50% of the issued and outstanding Capital Stock of the Issuer controlled by it on the date hereof, other than as a result of or after an Initial Public Offering; or

            (c) members of management of the Issuer that own shares of the Capital Stock of the Issuer on the date hereof shall cease to own beneficially and of record at least 12.5% of the issued and outstanding Capital Stock of the Issuer on a fully-diluted basis.

      "Closing Date Certificate" means a certificate duly completed and executed by the chief executive and chief financial officers of the Issuer, substantially in the form of Exhibit C hereto.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Common Stock" means the Common Stock, par value $.01 per share, of the Issuer.

      "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Issuer within the meaning of Section 4001 of ERISA or is part of a group which includes the Issuer and which is treated as a single employer under Section 414 of the Code.

      "Consolidated Coverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive Fiscal Quarters ending prior to the date of such determination to (b) Consolidated Interest Expense for such four Fiscal Quarters; provided, however, that (i) if the Issuer or any Subsidiary of the Issuer has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period and (ii) if since the beginning of such period the Issuer or any Subsidiary of the Issuer shall have consummated any Asset Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive)


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
directly attributable to the assets that are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Subsidiary of the Issuer repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Subsidiary of the Issuer is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Issuer and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale). For purposes of this definition (and the definition of Adjusted EBITDA), whenever pro forma effect is to be given to an Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate hedging agreement applicable to such Indebtedness if such interest rate hedging agreement has a remaining term as at the date of determination in excess of 12 months).

      "Consolidated EBITDA" means, for any Person for any period, the sum (without duplication) of the amount for such Person for such period of (a) net income of such Person and its Subsidiaries before taxes, (b) interest expense (including capitalized interest expense) of such Person and its Subsidiaries,
(c) depreciation expense of such Person and its Subsidiaries, (d) amortization expense of such Person and its Subsidiaries and (e) Non-Cash Based Compensation Costs of such Person and its Subsidiaries, in each case as determined in accordance with GAAP; provided, however, that the net income for any Person that
(i) is not a Subsidiary of the Issuer, or that is accounted for by the equity method of accounting, shall be included only to the extent of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the Issuer or a wholly-owned Subsidiary of the Issuer (except for directors' qualifying shares) in respect of such period and (ii) is a Subsidiary of the Issuer shall be included only to the extent that such Subsidiary is permitted to dividend or distribute such net income to the Issuer during such period.

      "Consolidated Interest Expense" means, for any period, the amount of interest expense, both expensed and capitalized, of the Issuer and its Subsidiaries, net of the portion thereof attributable to minority interests, for such period, as determined in accordance with GAAP.

      "Consolidated Net Income" (or "Consolidated Net Loss") means, with respect to any Person for any applicable period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP.

      "Consolidated Net Worth" means, as at any date, all amounts included under shareholders' equity on a consolidated balance sheet of the Issuer and its Subsidiaries as at such date, as determined on a consolidated basis in accordance with GAAP and any Subordinated Indebtedness (provided that such Subordinated Indebtedness shall have no scheduled payments of interest prior to the Bridge Note Maturity Date (other than payments of interest which may, at the option of the Issuer, be made by increasing the principal)).

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Credit Agreement" means the Credit Agreement, to be dated as of the Closing Date or a date prior thereto, among the Issuer, the several lenders from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, in substantially the form attached to the Signing Date Certificate, and all agreements, instruments and documents relating thereto, as any such agreement, instrument or document may, subject to Section 7.13, be amended, restated, extended, renewed, supplemented or otherwise modified from time to time, including all refundings and refinancings of the indebtedness thereunder; provided, that, in addition to (and not in limitation of) Section 7.13, the terms of such indebtedness and of the Credit Agreement or any other agreement, indenture, instrument or other document relating thereto, after giving effect to any such amendment, restatement, extension, renewal, supplement, modification, refunding or refinancing, shall not restrict or limit the ability of the Issuer to pay the principal of, or interest or premium, if any, on, the Notes or other amounts payable under this Agreement to any greater extent than the restrictions and limitations set forth in the Credit Agreement as originally executed and delivered.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Issuer with the written consent of the Requisite Holders.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness (including Disqualified Stock) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Bridge Loan Maturity Date.

      "Dollars" and the signs "U.S.$" and "$" mean the lawful money of the United States of America.

      "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, guidance documents or decrees relating to (i) environmental matters, including those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, or the protection of human, plant or animal health or welfare from injury as a result of exposure to Hazardous Materials or loss of ecological resources, in any manner applicable to the Issuer, any of its Affiliates or predecessors or any of their respective properties, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Escrow Agent" means the bank or trust company designated to act as the escrow agent under the Escrow Agreement.

      "Escrow Agreement" means the escrow agreement, dated as of the Closing Date or a date prior thereto, between the Issuer and the Escrow Agent for the benefit of the Holders, substantially in the form of Exhibit F to the Warrant Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

      "Exchange Note" means each promissory note of the Issuer, substantially in the form of Exhibit A to the Exchange Note Indenture (as such promissory note may be amended, endorsed or otherwise modified from time to time) and all other promissory notes accepted from time to time in substitution, replacement or renewal therefor.

      "Exchange Note Maturity Date" means the date which is the eighth anniversary of the Bridge Note Maturity Date.

      "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Issuer or any of its predecessors or Affiliates.

      "Fee Letter" means the confidential fee letter, dated August 15, 1997, from Chase Capital Partners and addressed to, and agreed and accepted by, the Issuer.

      "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

      "Fiscal Quarter" means any quarter of a Fiscal Year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1997 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

      "Free Cash Flow" is defined in the relevant Revenue Sharing Agreement.

      "Funding Fee" means a fee in the amount of 3.0% of the aggregate principal amount of Bridge Notes which remain outstanding on the Bridge Note Maturity Date, payable to the Holders thereof on a pro rata basis on the Bridge Note Maturity Date.

      "Funds" means the collective reference to all Investment Companies and other investment accounts or funds (in whatever form and whether personal or corporate) for which the Issuer or any of its Subsidiaries or Management Companies provides advisory, management or administrative services.

      "GeoCapital" means GeoCapital Corporation, a Delaware corporation.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local Governmental Authority.

      "Guarantee Obligation" means, with respect to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.

      "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Transaction Document.

      "Holder" means each Purchaser (or any of his or its permitted successors or assigns, other than the Issuer or any of its Subsidiaries) who continues to hold any of the Securities and any other holder of any of the Securities.

      "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Transaction Document, the parties hereto agree that the rule of contract interpretation to the effect that where general words are followed by a specific listing of items, the general words shall not be given their widest meaning, shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Incur" means create, issue, assume, guaranty, incur, suffer to exist or otherwise become liable for any Indebtedness; provided, however, that any Indebtedness of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

      "Indebtedness" means, with respect to any Person at any date and without duplication,

            (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),

            (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,

            (c) all obligations of such Person under Financing Leases,

            (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,

            (e) all obligations of such Person under noncompetition agreements reflected as liabilities on a balance sheet of such Person in accordance with GAAP,

            (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,

            (g) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations (valued, at such date, in accordance with the Issuer's customary practices, as approved by its independent certified public accountants), and

            (h) Disqualified Stock.

For purposes of the foregoing definition, with regard to a Subsidiary of the Issuer, the term "Indebtedness" shall include only that portion of its Indebtedness representing the percentage of its Indebtedness equal to the percentage of the Issuer's ownership interest in such Subsidiary.

       "Initial Public Offering" means any sale by the Issuer through a public offering of its common (or other voting) stock pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) filed under the Securities Act.

      "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Interest Payment Date" means the 90th day following the Closing Date and the Bridge Note Maturity Date.

      "Investment" means, relative to any Person,

            (a) any loan or advance made by such Person to any other Person;

            (b) any guaranty of such Person; and

            (c) any ownership or similar interest (whether represented by common stock, preferred stock, securities convertible into or exercisable for the purchase or other acquisition of common stock (including convertible debentures, warrants and options), trust certificates or general or limited partnership interests) held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "Investment Advisers Act" means the Investment Advisers Act of 1940, and the rules and regulations promulgated thereunder, as such may be amended from time to time.

      "Investment Company" means an "investment company" as such term is defined in the Investment Company Act.

      "Investment Company Act" means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as such may be amended from time to time.

      "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

      "LIBO Rate" means with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 LIBO Base Rate
                        --------------------------------
                        1.00 - LIBO Reserve Requirements

For purposes hereof: "LIBO Reserve Requirements" shall mean for any day the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System; "LIBO Base Rate" shall mean with respect to each day during each Interest Period, the rate per annum equal to the rate offered by The Chase Manhattan Bank for Dollar deposits at or about 10:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market for the number of days comprised therein and in an amount equal to at least $1,000,000; and "Interest Period" shall mean:

            (a) initially, the period commencing on the Closing Date and ending one month thereafter; and

            (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter (unless the Issuer by irrevocable notice to the Holders not less than three Business Days prior to the last day of the then current Interest Period requests an Interest Period ending three months thereafter);

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) no Interest Period of three months in duration that would otherwise extend beyond the Bridge Note Maturity Date, shall be selected by the Issuer; and

            (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

      "Management Company" means any Subsidiary or other Person engaged, directly or indirectly, primarily in the business of providing investment advisory, management, distribution or administrative services to Funds (or investment accounts or funds which will be included as Funds after the Issuer acquires an interest in such other Person) and in which the Issuer, directly or indirectly, has purchased or otherwise acquired, or has entered into an agreement to purchase or otherwise acquire, Capital Stock or other interests, entitling the Issuer, directly or indirectly, to a share of the revenues, earnings or value thereof.

      "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of (i) the Issuer, (ii) TBC, (iii) First Quadrant (as defined in the Preferred Stock and Warrant Purchase Agreement) or (iv) the Issuer and its Subsidiaries taken as a whole, (b) the ability of the Issuer after the TBC Acquisition to perform its obligations hereunder and under the other Transaction Documents or (c) the validity or enforceability of this Agreement or any of the other Transaction Documents or the rights or remedies of the Holders hereunder or thereunder.

      "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Proceeds" means, with respect to the occurrence of any Asset Sale or the Incurrence of any Recapture Indebtedness, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Sale or Recapture Indebtedness minus the sum of (a) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Issuer or any of its Subsidiaries, as applicable, in connection with such Asset Sale or Recapture Indebtedness (other than amounts payable to Affiliates of the Person making any such disposition) and (b) federal, state and local taxes incurred in connection with such Asset Sale or Recapture Indebtedness, whether payable at such time or carried as a current liability.

      "Non-Cash Based Compensation Costs" means, for any period, the amount of non-cash expense or costs computed under Accounting Principles Board Opinion No. 25 and related interpretations or Statement of Financial Accounting Standards No. 123 and related interpretations, in each case which relate to the issuance of interests in any Subsidiary or Management Company.

      "Note" means, as the context may require, Bridge Notes and/or Exchange Notes.

      "Obligations" means all obligations (monetary or otherwise) of every nature of each Transaction Party from time to time owed to the Purchasers, Holders or any of them under the Transaction Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

      "Operating Cash Flow" is defined in the relevant Revenue Sharing
Agreement.

      "Organic Document" means, relative to any Person, such Person's certificate of incorporation, by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person's authorized shares of Capital Stock.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any entity succeeding to any or all of its functions under ERISA.

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Issuer or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Purchaser" or "Purchasers" means the purchasers on the signature pages hereto.

      "Recapture Indebtedness" means any Indebtedness of the Issuer or any of its Subsidiaries not described in the clauses of Section 7.2 (except subclause
(g)(ii) thereof).

      "Redemption Date" means (i) in the case of a redemption of Notes pursuant to (A) Section 8.1(a) in connection with a Take-Out Financing, the date on which the Take-Out Financing occurs, (B) Section 8.1(b) in connection with a Change of Control, the date 10 days following the occurrence of such Change of Control and
(C) Section 8.1(c) in connection with the receipt of Available Net Proceeds by the Issuer or its Subsidiaries, the date on which the such Available Net Proceeds are received, unless in each case such date is a day which is not a Business Day, in which case the Redemption Date shall be the next succeeding Business Day, and (ii) in the case of a redemption of Notes pursuant to Section 8.2, the date selected by the Issuer for such redemption.

      "Redemption Price" means, when used with respect to any Note to be redeemed, the redemption price fixed for such redemption pursuant to Section 8.1 or 8.2.

      "Regulated Entity" means any Person that is (i) a bank, (ii) a "bank holding company" (as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended) or any non-bank subsidiary of such an entity and (iii) any entity that pursuant to Section 8(a) of the International Banking Act of 1978, as amended, is subject to the provisions of the Bank Holding Company Act of 1956, as amended, or any non-bank subsidiary of such an entity.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

      "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
Section 2615.

      "Representative" means the financial institution, if any, acting as agent for the lenders under the Credit Agreement, and its successors in such capacity, or, if there is then no acting agent under the Credit Agreement, financial institutions holding a majority in principal amount of the Senior Indebtedness outstanding thereunder.

      "Requirement of Law" means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Requisite Holders" means the Holders of at least 51% of the aggregate principal amount of the then outstanding Notes.

      "Responsible Officer" means the chief executive officer, the president and the executive vice president of the Issuer or, with respect to financial matters, the senior financial officer of the Issuer.

      "Revenue Sharing Agreement" means each agreement entered into by the Issuer or a Subsidiary with a Management Company pursuant to which a specified percentage of the adjusted gross revenues of the partnership or limited liability company or other similar entity organized under such agreement or the Person to which such agreement relates is deemed Free

Cash Flow to be distributed among partners, shareholders or members of such Management Company, pro rata, in accordance with such partners', shareholders' or members' ownership percentages, or any similar other agreement providing for the distribution of income, revenues or assets of a Management Company.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute thereto.

      "Senior Debtholder" means a holder of Senior Indebtedness.

      "Senior Indebtedness" means all principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post filing interest is allowed in such proceedings), reimbursement obligations and fees payable under the Credit Agreement, whether or not outstanding on the date of this Agreement, including any indebtedness secured by a letter of credit issued under the Credit Agreement to the extent the aggregate amount of such indebtedness does not exceed the amount available to be drawn under such letter of credit; provided, however, that the aggregate amount of principal outstanding at any time and constituting Senior Indebtedness shall not exceed $300,000,000.

      "Signing Date Certificate" means a certificate of the chief executive and chief financial officers of the Issuer certifying that attached thereto are true and complete copies of the TBC Acquisition Agreement, each of the existing Revenue Sharing Agreements, each of the Subordinated Contingent Payment Notes, the agreements set forth in Item 7.6 of the Disclosure Schedule ("Put/Call Arrangements") and the then most current drafts of the Credit Agreement and the Purchase Agreement relating to GeoCapital.

      "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

      "Solvent" means, with respect to any Person, that as of the date of determination both (a) (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Stockholders Agreement" means the Amended and Restated Stockholders Agreement to be dated as of the Closing Date or a date prior thereto, among the Issuer and the stockholders of the Issuer party thereto, substantially in the form attached as an exhibit to the Preferred Stock and Warrant Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

      "Subordinated Contingent Payment Notes" means the collective reference to
(i) the Subordinated Contingent Payment Notes issued by the Issuer pursuant to the Partnership Interest Purchase Agreement dated March 8, 1995 among the Issuer, Systematic Financial Management, Inc., Cash Flow Investors, Inc., Systematic Financial Management, L.P. and certain stockholders of Systematic Financial Management, Inc., (ii) the Subordinated Deferred Payment Note issued by the Issuer on November 9, 1995 pursuant to the Partnership Interest Purchase Agreement dated August 11,1995 among the Issuer, Renaissance Investment Management, Inc., Descartes, Inc., Renaissance Investment Management, the stockholders of Renaissance Investment Management and certain stockholders of Descartes, Inc., (iii) the Subordinated Contingent Payment Notes issued by the Issuer pursuant to the Stock Purchase and Contribution Agreement dated October 11, 1996, among the Issuer, The Burridge Group Inc. and the stockholders of The Burridge Group Inc. and (iv) the Subordinated Contingent Payment Notes issued by the Issuer pursuant to the Limited Liability Company Interest Purchase Agreement dated March 5, 1997, among the Issuer Gofen and Glossberg, Inc., Gofen and Glossberg, L.L.C. and the stockholders of Gofen and Glossberg, Inc.

      "Subordinated Debt" means all principal (and premium, if any) of, and interest on, the Notes.

      "Subordinated Debt Documents" means this Agreement, the Notes and each guaranty delivered pursuant to Section 6.13.

      "Subordinated Indebtedness" means (a) the Indebtedness of the Issuer under the Subordinated Contingent Payment Notes and (b) any other unsecured Indebtedness of the Issuer (i) for which the Issuer is directly or primarily liable and in respect of which none of the Subsidiaries of the Issuer is contingently or otherwise obligated, (ii) the payment of the principal of and interest on which and other obligations of the Issuer in respect of which are subordinated to the prior payment in full of the principal of and interest (including post-petition interest whether or not allowed as a claim in any proceeding) on the Subordinated Debt and all other obligations and liabilities of the Issuer to the Holders hereunder, and (iii) which are consistent with terms and conditions set forth in Exhibit F hereof or otherwise satisfactory in form and substance to the Requisite Holders.

      "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Issuer, which shall include, as of the date hereof (whether or not actually a Subsidiary on such date), TBC and GeoCapital.

      "Take-Out Financing" means an Initial Public Offering which results in a minimum amount of net proceeds sufficient to refinance the Notes, together with all accrued interest thereon.

      "TBC Acquisition Agreement" means the Purchase Agreement dated as of August 15, 1997, by and among the Issuer, Tweedy, Browne Company L.P., a Delaware limited partnership, Christopher H. Browne, William H. Browne, John D. Spears and James M. Clark, Jr., executed in connection with the TBC Acquisition, including all schedules and exhibits thereto (including the Revenue Sharing Agreement relating thereto), as amended, restated or otherwise modified.

      "Transaction Costs" means the fees, costs and expenses payable by the Transaction Parties in connection with the transactions contemplated hereby.

      "Transaction Documents" means the Subordinated Debt Documents, the Fee Letter and the Warrant Documents and each other agreement, document, certificate or instrument delivered in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein.

      "Transaction Parties" means the Issuer and each direct or indirect Subsidiary of the Issuer.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "Warrant Documents" means the Warrant Agreement, the Warrant Certificates, the Escrow Agreement and the Stockholders Agreement.

      "Warrant Registration Rights" means Exhibit D to the Warrant Agreement, which Exhibit sets forth the terms of the registration rights of the Holders with respect to the Warrant Shares.

      "Warrants" is defined in the Warrant Agreement.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      SECTION 1.2. Additional Terms. The following terms shall have the meanings indicated or referred to in the following Sections of this Agreement:

            Term                                Section

            Acquisition                         third recital
            Available Net Proceeds              8.1(c)
            Blockage Notice                     10.3
            Capitalization                      4.4
            Closing                             2.2.2
            Closing Date                        2.2.2
            Convertible Securities              3.10
            Preferred Stock Purchase Agreement  3.10
            Default Rate                        2.7.1(b)
            Event of Default                    9.1
            Exchange Certificate                2.3(k)
            Exchange Date                       2.3
            Exchange Note Indenture             6.15(a)
            Exchange Notice                     2.3(a)
            Federal Funds Effective Rate        definition of "ABR"
            Financial Statements                4.7
            GAAP                                1.5
            Indemnified Parties                 2.9
            Indemnifying Party                  2.9
            Interest Period                     definition of "LIBO Rate"
            Issuer                              preamble
            LIBO Base Rate                      definition of "LIBO Rate"
            LIBO Reserve Requirements           definition of "LIBO Rate"
            Losses                              2.9
            Non-Excluded Taxes                  2.12
            Note Register                       2.4
            Notice of Redemption                8.4
            Other Taxes                         2.12(b)
            Payment Blockage Period             10.3
            Permitted Junior Securities         10.2
            Preferred Stock and Warrant
               Purchase Agreement               3.10
            Prime Rate                          definition of "ABR"
            Projected Pro Forma Balance Sheet   4.7(b)
            Purchase Agreement                  6.2(e)
            Purchasers                          preamble
            SEC                                 6.14(a)
            Securities                          2.1
            Shareholder Stock Sale              definition of "Asset Sale"
            TBC                                 second recital
            TBC Acquisition                     second recital
            Warrant Agreement                   2.1(a)(ii)
            Warrant Certificate                 2.1(c)
            Warrant Register                    2.4

            Warrant Shares                      2.1(c)

      SECTION 1.3. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, in each Note, in each other Transaction Document, and in each other notice and other communication delivered from time to time in connection with this Agreement or any other Transaction Document.

      SECTION 1.4. Cross-References. Unless otherwise specified, references in this Agreement and in each other Transaction Document to any Article or Section are references to such Article or Section of this Agreement or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.5. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Transaction Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in the United States in effect from time to time ("GAAP").

      SECTION 1.6. Construction. When used herein, the masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa.


                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

      SECTION 2.1. Issue of Securities. (a) On or before the Closing Date,

            (i) the Issuer will have authorized the issue and sale of $60,000,000 aggregate principal amount of the Bridge Notes; and

            (ii) the Issuer will have authorized the issuance of the Warrants pursuant to a Warrant Agreement, substantially in the form attached hereto as Exhibit E (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Warrant Agreement").

The Notes and the Warrants shall individually be referred to herein as a "Security" and collectively referred to herein as the "Securities".

      (b) The Bridge Notes shall be substantially in the form attached hereto as Exhibit A and shall include such notations, legends or endorsements set forth therefor or required by law. Each Bridge Note shall be dated the date of its issuance. The aggregate principal amount of the Bridge Notes shall be due and payable on the Bridge Note Maturity Date. The terms and provisions contained in the Bridge Notes shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Issuer and the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

      (c) Each Warrant shall be evidenced by a certificate substantially in the form attached as Exhibit A to the Warrant Agreement (each such certificate being referred to herein as a "Warrant Certificate"). Each Warrant Certificate shall be dated the date of its issuance. The Warrants will be exercisable, in the manner provided in the Warrant Agreement and the applicable Warrant Certificate, for a number of shares of Common Stock as provided therein (the "Warrant Shares"). The Holders of Warrant Shares will have certain registration rights with respect to the Warrant Shares as set forth in the Warrant Registration Rights. The terms and provisions contained in the Warrant Agreement and the Warrant Certificates shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

      SECTION 2.2. Purchase and Sale of Securities.

      SECTION 2.2.1. Purchase and Sale. (a) The Issuer agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Issuer contained or incorporated herein, the Purchasers agree to purchase, the Bridge Notes for an aggregate purchase price of 100% of the principal amount thereof.

      (b) The Issuer and the Purchasers hereby acknowledge and agree that, in the event the Warrants are released to the Holders in accordance with the terms of the Escrow Agreement, the Notes and Warrants will be part of an investment unit within the meaning of Section 1273(c)(2) of the Code. Any other provision of this Agreement to the contrary notwithstanding, the Issuer and the Purchasers hereby further acknowledge and agree that the total issue price of the investment unit consisting of the Bridge Notes and Warrants for all federal, state and local income tax purposes is $1,000 per investment unit comprised of no less than $980 per $1,000 principal amount of Bridge Notes and no greater than $20 per aliquot portion of the Warrants. All federal, state and local income tax returns shall be filed by the Issuer and the Purchasers in a manner consistent in all material respects with the provisions of this Section 2.2.1.

      SECTION 2.2.2. Closing. The purchase and sale of the Bridge Notes shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, located at 1675 Broadway, New York, New York on a Business Day on or before December 15, 1997, upon not less than five Business Days prior notice to the Purchasers (the "Closing Date"). At the Closing, the Issuer will deliver to the Purchasers the Bridge Notes to be delivered to the Purchasers (in such permitted denomination or denominations and registered in each Purchaser's name or the name of such nominee or nominees as such Purchaser may reasonably request), dated the Closing Date, against payment of the purchase price therefor by intra-bank or federal funds bank wire transfer of same day funds to such bank account as the Issuer shall designate at least five Business Days prior to the Closing, and will deliver to the Escrow Agent the Warrants.

      SECTION 2.2.3. Fees. The Issuer agrees to pay the fees set forth in the Fee Letter.

      SECTION 2.2.4. Expenses. Whether or not the Bridge Notes are sold, the Issuer agrees to pay or reimburse all reasonable expenses relating to this Agreement, including:

            (a) each Purchaser's reasonable out-of-pocket expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and of each other Transaction Document, the transactions contemplated by this Agreement, the Warrant Agreement and the other Transaction Documents, including travel and lodging expenses and all costs incurred in connection with each Purchaser's review of the Issuer's business and operations; provided, however, that, in connection with the negotiation, preparation, execution and delivery of this Agreement and each other Transaction Document to be delivered on or prior to the Closing Date, the Issuer shall not be responsible for the fees and expenses of counsel other than Mayer, Brown & Platt and any successor thereto;

            (b) the reasonable fees and other charges of counsel to the Purchasers, including Mayer, Brown & Platt, in connection herewith;

            (c) the cost of delivering to each Purchaser's home office or the office of such Purchaser's designee this Agreement, the Warrant Agreement, the Securities, each of the other Transaction Documents and the other documents contemplated hereby and thereby;

            (d) any reasonable out-of-pocket fees and expenses (including the reasonable fees and expenses of counsel) in connection with any registration or qualification of the Securities required in connection with the offer and sale of the Securities pursuant to this Agreement under the securities or Blue Sky Laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements; and

            (e) each Purchaser's reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel (including reasonably invoiced allocated costs of internal counsel determined in good faith)) relating to any amendment, supplement or modification of, or any waiver, consent, enforcement or preservation of rights under, this Agreement, the Securities, the Warrant Agreement or any other Transaction Document, or any other documents contemplated hereby or thereby, including any refinancing or restructuring of the Obligations in the nature of a "work-out" or pursuant to bankruptcy or insolvency proceedings.

      The Issuer shall deliver to each Purchaser or to such other Persons as the such Purchaser shall direct, at Closing, by intra-bank or federal funds bank wire transfer of same day funds payment for any out-of-pocket expenses for which each Purchaser is entitled to reimbursement pursuant to this Section 2.2.4, including the reasonable fees and expenses of the Purchaser's counsel, or at each Purchaser's election shall authorize such Purchaser to deduct such amount from the purchase price for the Securities; provided that such Purchaser agrees to provide the Issuer with a statement describing any amounts to be so paid at least one Business Day prior to the Closing. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser under this Agreement.

      SECTION 2.3. Exchange of Bridge Notes for Exchange Notes. Subject to the satisfaction of the conditions set forth below, the Bridge Notes may, at the option of the Issuer, be exchanged on the Bridge Note Maturity Date (such date of exchange being the "Exchange Date") for Exchange Notes in an aggregate principal amount equal to the outstanding principal amount of the Bridge Notes so exchanged:

            (a) each Holder shall have received a notice (the "Exchange Notice") from the Issuer not less than five Business Days and not more than twenty Business Days prior to the Exchange Date of the Issuer's desire to exchange the Exchange Notes for the Bridge Notes,

            (b) the Bridge Notes shall not have been repaid on or prior to the Bridge Note Maturity Date with proceeds from a Take-Out Financing or otherwise,

            (c) no Default or Event of Default shall have occurred and be continuing,

            (d) no court order or decree shall be in effect enjoining the issuance of such Exchange Notes,

            (e) all accrued interest on the Bridge Notes shall have been paid,

            (f) there shall not have occurred and be continuing an event of default with respect to any Senior Indebtedness,

            (g) the Funding Fee with respect to such Exchange Notes shall have been paid in full in cash or, to the extent specified in the Exchange Notice, in additional Exchange Notes,

            (h) execute and deliver to such Holder on the Exchange Date Exchange Notes in an aggregate principal amount equal to the outstanding principal amount of the Bridge Notes so exchanged by such Holder and dated the Exchange Date, substantially in the form of Exhibit A to the Exchange Note Indenture,

            (i) the Exchange Notes shall not be of the same class (within the meaning of Rule 144A under the Securities Act) as notes that are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S. automated inter-dealer quotation system,

            (j) each such Holder shall have received a duly executed copy of the Exchange Note Indenture,

            (k) a representative of the Holders designated by a majority of the Holders (excluding any Holder that is a Regulated Entity and that beneficially owns in excess of 4.99% of the Capital Stock of the Issuer on a fully-diluted basis, unless such Holder determines that the exercise of any right to designate such representative would not be inconsistent with applicable banking laws and regulations) shall have been elected a member of the Board of Directors of the Issuer and the Stockholders Agreement and all other related agreements shall have been amended in form and substance reasonably satisfactory to the Requisite Holders to so provide, and

            (l) each such Holder shall have received (i) an opinion of counsel for the Issuer acceptable to the Requisite Holder as to the Exchange Notes and the Exchange Note Indenture and (ii) a certificate, substantially in the form of Exhibit B hereto (the "Exchange Certificate").

      SECTION 2.4. Registration of Securities. The Issuer shall cause to be kept at its principal office a register for the registration and transfer of the Notes (the "Note Register") and the Issuer shall cause to be kept at its principal office a register for the registration and transfer of the Warrants (the "Warrant Register"). The names and addresses of the Holders of Notes, the transfer of Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The names and addresses of the Holders of Warrants, the transfer of Warrants and the names and addresses of the transferees of Warrants shall be registered in the Warrant Register.

      The Person in whose name any registered Security shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Issuer shall not be affected by any notice to the contrary, until due presentment of such Security for registration of transfer so provided in this Section 2.4. Payment of or on account of the principal, premium, if any, and interest on, or any other amount in respect of, any registered Securities shall be made to or upon the written order of such registered holder.

      SECTION 2.5. Delivery Expenses. If a Holder surrenders any Note or Warrant to the Issuer for any reason, the Issuer agrees to pay the cost of delivering to such Holder's home office or to the office of such Holder's designee from the Issuer, reasonably insured to such Holder's satisfaction, the surrendered Security and each Security issued in substitution or replacement for the surrendered Security.

      SECTION 2.6. Issue Taxes. The Issuer agrees to pay all taxes (other than taxes in the nature of income, franchise or gift taxes) in connection with the issuance, sale, delivery or transfer by the Issuer to the Purchasers of the Notes and the Warrants, as the case may be, and the execution and delivery of the agreements and instruments contemplated hereby and any modification of any of such Securities, agreements and instruments and will save the Purchasers harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Issuer under this Section 2.6 shall survive the payment or prepayment of the Notes, any exercise of the Warrants and the termination of this Agreement.

      SECTION 2.7. General Provisions Regarding Interest and Payments.

      SECTION 2.7.1. Interest Rates and Payment Dates. (a) Subject to the provisions of clause (b) below, each Bridge Note shall initially bear interest for the period from and including the Closing Date to, but excluding, the Bridge Note Maturity Date or the date such Bridge Note is exchanged for an Exchange Note at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate (unless The Chase Manhattan Bank reasonably determines that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period, in which case, ABR minus 100 basis points shall be included in lieu thereof) plus a margin of 725 basis points, which margin shall increase, for so long as such Bridge Note remains outstanding, by 50 basis points at the end of each three-month period following the Closing Date; provided that (i) in no event shall the interest rate on the Bridge Notes exceed 17% and (ii) to the extent interest on any Bridge Note exceeds an interest rate of 15% per annum, the Issuer may elect to pay the interest in excess of such interest of 15% through the issuance of additional Bridge Notes in an aggregate principal amount equal to all or a portion of such excess interest to be paid.

      (b) If all or a portion of the principal amount of any Note, premium (if any) or interest shall not be paid when due (whether by stated maturity, acceleration or otherwise), the Issuer shall pay interest (including post-petition interest in any bankruptcy or insolvency proceeding) (i) on overdue principal and premium, if any, from time to time on demand at a rate equal to the sum of (x) 200 basis points and (y) the rate per annum on the Notes then in effect (the "Default Rate") and (ii) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the Default Rate to the extent lawful, in each case computed on the basis of the actual number of days elapsed over a year of 360 days.

      SECTION 2.7.2. Manner and Time of Payment. (a) All payments by the Issuer of principal, premium, if any, interest and other amounts hereunder shall be made without setoff or counterclaim prior to 12:00 Noon (New York City time) on the due date thereof to each Holder's account in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension and such extension of time shall in such case be included in the computation of payment of principal or interest, as the case may be. Funds received by a Holder after 12:00 Noon (New York time) on the date due shall be deemed to have been paid by the Issuer on the next succeeding Business Day and interest shall accrue on such amount paid until such next succeeding Business Day.

      (b) All payments in respect of the principal amount of any Note shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

      (c) All the Bridge Notes will mature and become payable in full in cash on the Bridge Note Maturity Date.

      SECTION 2.8. Lost Notes, etc. If a mutilated Note is surrendered to the Issuer or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Issuer to the effect that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue a replacement Note subject to the terms of the immediately succeeding sentence. If required by the Issuer, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Issuer, to protect the Issuer, from any loss which it may suffer if a Note is replaced, provided that, if any Purchaser or any other institutional Holder (or nominee thereof) is the registered holder of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such holder, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the unsecured written agreement of such registered holder reasonably satisfactory to indemnify the Issuer or, at the option of the such Purchaser or such institutional Holder, an indemnity bond in the amount of the Note remaining outstanding.

      Every replacement Note is an obligation of the Issuer.

      SECTION 2.9. Indemnification. The Issuer (the "Indemnifying Party") hereby agrees, without limitation as to time, to indemnify each Holder and each of its directors, officers, partners, shareholders, employees, counsel, agents and Affiliates (collectively, the "Indemnified Parties") against, and hold them harmless from, all losses, claims, damages, liabilities, costs (including reasonable attorneys' fees and disbursements) (collectively, "Losses") incurred by it or them and arising out of or in connection with this Agreement, the Securities, the Credit Agreement, the Warrant Agreement or any other Transaction Document, or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not the Indemnified Party is a formal party to any proceeding, other than to the extent that any Losses result from action on the part of the Indemnified Party which is finally judicially determined to constitute either gross negligence or willful misconduct. For the purpose of the preceding sentence, "Losses" shall not include any losses by any Holder resulting solely from the reduction in value of the Notes. The Indemnifying Party agrees to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party. The obligations of the Indemnifying Party to each Indemnified Party hereunder shall be separate obligations and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Indemnifying Party under this Section 2.9 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, the exercise of the Warrants acquired by the Purchasers, the redemption or repurchase by the Issuer of the Warrants acquired by the Purchasers, the redemption or repurchase of any Warrant Shares, any transfer of the Securities by any Holder and the termination of this Agreement, the Securities, the Warrant Agreement or any other Transaction Document. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have, including under this Agreement and any other indemnification agreements contained in the Warrant Agreement or any other Transaction Document.

      In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party hereunder, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if it so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of such counsel's reasonable fees and expenses (including reasonably invoiced allocated costs of internal counsel determined in good faith). The failure to so notify the Indemnifying Party shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise unless it is materially adversely affected by such failure. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party has agreed in writing to pay such expenses, (b) the Indemnifying Party has failed to assume such defense and employ counsel or (c) the named parties to any such action (including any impleaded parties) include any Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party; provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in the preceding clause (b) or (c), the Indemnifying Party shall not have the right to assume the defense of such action or proceeding; provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent. Without limiting the effect of the immediately preceding sentence, the Indemnifying Party agrees, that it will not, without the prior written consent of the Indemnified Parties, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

      If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Indemnifying Parties shall, jointly and severally, contribute to the amount paid or payable by such Indemnified Party as a result
(i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Parties on the one hand and by the Holders on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Parties on the one hand and the Holders on the other, but also the relative fault of the Indemnifying Parties and the Holders as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 2.9, the aggregate contribution of all Indemnified Parties made pursuant to this paragraph shall not exceed the amount of fees actually received by the Holders pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Indemnifying Parties on the one hand and the Purchasers on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Parties or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      The indemnification, contribution and expense reimbursement obligations set forth in this Section 2.9 (i) shall be in addition to any liability the Indemnifying Parties may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the payment in full of the Securities and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Holders or any other Indemnified Party.

      Notwithstanding any provision herein to the contrary, in the event the Closing Date does not occur, the Issuer shall have no liability under this
Section 2.9 for any breach of a representation or warranty set forth in Article IV hereof to the extent such breach relates solely to GeoCapital or TBC.

SECTION 2.10. Use of Proceeds. The net cash proceeds of the Securities, together with other funds available to the Issuer, shall be applied by the Issuer (a) to finance a portion of the purchase price for the TBC Acquisition and (b) to pay fees and expenses to be incurred in connection therewith and in connection with the execution and delivery of the Transaction Documents.

      SECTION 2.11. Margin Regulations. (a) No part of the proceeds of any Securities will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any

Holder, the Issuer will furnish to such Holder a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

      (b) The Issuer is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

      SECTION 2.12. Taxes. (a) All payments made by the Issuer under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Holder as a result of a present or former connection between such Holder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Holder hereunder or under any Note, the amounts so payable to such Holder shall be increased to the extent necessary to yield to such Holder (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Issuer shall not be required to increase any such amounts payable to any Holder that is not organized under the laws of the United States of America or a state thereof if such Holder fails to comply with the requirements of clause (e) of this Section. Whenever any Non-Excluded Taxes are payable by the Issuer, as promptly as possible thereafter the Issuer shall send to such Holder a certified copy of an original official receipt received by the Issuer showing payment thereof. If the Issuer fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to such Holder the required receipts or other required documentary evidence, the Issuer shall indemnify the Holders for any incremental taxes, interest or penalties that may become payable by any Holder as a result of any such failure.

      (b) Other Taxes. In addition, the Issuer agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Notes (hereinafter referred to as "Other Taxes").

      (c) Indemnification. The Issuer shall indemnify each Holder for the full amount of Non-Excluded Taxes and Other Taxes (including any Non-Excluded Taxes and Other Taxes imposed on amounts payable under this Section 2.12 imposed on or otherwise paid by such Holder and any liability (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto. Each Holder shall promptly notify the Issuer of any payment of Non-Excluded Taxes or Other Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment. Each Holder shall be entitled to payment of this indemnification promptly (and in any event within 30 days) following the delivery by the Holder to the Issuer of a certificate as to the amount of such indemnification, which certificate shall (absent manifest error) be conclusive and binding on the Issuer for all purposes.

      (d) Tax Receipts. Within 45 days after the date of any payment of Non-Excluded Taxes or Other Taxes, the Issuer will furnish to each Holder the original or a certified copy of a receipt evidencing payment thereof.

      (e) Forms. Each Holder that is not incorporated under the laws of the United States of America or a state thereof shall:

            (i) deliver to the Issuer (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

            (ii) deliver to the Issuer two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Issuer; and

            (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Issuer;

unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Holder from duly completing and delivering any such form with respect to it and such Holder so advises the Issuer. By the delivery of such Forms, such Holder certifies that under law existing on the date hereof (i) in the case of a Form 1001 or 4224, it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Holder pursuant to Section 11.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section.

      SECTION 2.13. Increased Costs, Capital Adequacy Adjustment. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Holder with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Holder to any tax of any kind whatsoever with respect to this Agreement or any Security, or change the basis of taxation of payments to such Holder in respect thereof (except for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Holder);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Holder; or

            (iii) shall impose on such Holder any other condition;

and the result of any of the foregoing is to increase the cost to such Holder, by an amount which such Holder deems to be material, of making, continuing or maintaining any amount outstanding under any Note or to reduce any amount receivable hereunder in respect of any Security, then, in any such case, the Issuer shall promptly pay such Holder such additional amount or amounts as will compensate such Holder for such increased cost or reduced amount receivable.

      (b) If any Holder shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Holder or any corporation controlling such Holder with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Holder's or such corporation's capital as a consequence of its obligations or interests hereunder to a level below that which such Holder or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Holder's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Holder to be material, then, from time to time, the Issuer shall promptly pay to such Holder such additional amount or amounts as will compensate such Holder for such reduction.

      (c) If any Holder becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Issuer of the event by reason of which it has become so entitled; provided, that no additional amount shall be payable under this Section 2.13 for the portion of any period that is longer than one year prior to such notice to the Issuer. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Holder to the Issuer shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive for a period of one year after the termination of this Agreement and the payment of the Securities and all other amounts payable hereunder.


                                   ARTICLE III

                               CLOSING CONDITIONS

      The obligation of each Purchaser to purchase and pay for the Notes to be delivered on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article III.

      SECTION 3.1. Transaction Documents. On or before the Closing Date, the Purchasers shall have received original copies of the following:

            (a) the Bridge Notes (drawn to the order of each Purchaser and with appropriate insertions) duly executed by the Issuer;

            (b) the Warrant Agreement duly executed by the Issuer and the Purchasers; and

            (c) each guaranty (if any) required to be delivered pursuant to
      Section 6.13.

      SECTION 3.2. Escrowed Documents. On or before the Closing Date, the Escrow Agent shall have received

            (a) the Warrant Certificates evidencing the Warrants (drawn to the order of each Purchaser and with appropriate insertions) duly executed by the Issuer; and

            (b) the Escrow Agreement duly executed by the Issuer and the Escrow Agent.

      SECTION 3.3. Related Agreements. (a) Each Purchaser signatory hereto shall have received prior to the date hereof the Signing Date Certificate and each of the documents to be attached thereto. On or before the Closing Date, each Purchaser shall have received true and complete copies of each Purchase Agreement executed in connection with any Acquisition other than the TBC Acquisition consummated after the date hereof and prior to the Closing Date or proposed Acquisition (including a true, correct and complete copy of each related debt instrument, security agreement or other related material contract to which the Issuer or one of its Subsidiaries may be a party), which Purchase Agreement in the case of GeoCapital shall be substantially in the same form as the form attached to the Signing Date Certificate.

      (b) Not more than three (3) days after the date hereof, the Issuer shall provide each Purchaser and its counsel with initial drafts of all schedules to the TBC Acquisition Agreement setting forth all information specified, and any exceptions to the representations and warranties set forth, in Sections 3 and 4 thereof, provided that such schedules shall specifically reference the particular subsection of such Section 3 or 4, as applicable, with respect to which any such information or exception applies. The Issuer shall deliver finalized schedules to each Purchaser not later than the fifth (5th) day after the date the draft schedules are provided to each Purchaser in accordance herewith and each such Purchaser shall have determined, in its reasonable good faith discretion (which determination shall be made within seven (7) business days after the delivery of the aforementioned final schedules) that the exceptions described in such schedules (i) in the aggregate could not reasonably be expected to have a Material Adverse Effect (as defined in the TBC Acquisition Agreement) on TBC or the Issuer, (ii) would not constitute any exception to any of the representations and warranties contained in the following provisions of the TBC Acquisition Agreement: Section 3.2(a) (first sentence) and (b) (Organization and Qualification of the Company), Section 3.3 (Capitalization; Beneficial Ownership), Section 3.5(a) (Authority), Section 3.8(a) (Financial Statements), Section 4.1 (Authority) or Section 4.2 (Ownership of LLC Interests) and (iii) would not constitute a material exception to any of the representations and warranties contained in the following provisions of the TBC Acquisition Agreements; Section 3.4 (Subsidiaries), Section 3.5(b) or (c) (Authority), Section 3.8(b) (Financial Statements), Section 3.9 (Taxes), Section
3.16 (Litigation), Section 3.17 (Compliance with Laws), Section 3.18 (Business; Registrations) or Section 3.25(b) (Directors, Officers and Employees, as to good health). In the event any Purchaser determines that such schedules do not satisfy the conditions set forth above (as applicable), such Purchaser must notify the Issuer, in writing, of such determination on or before 4:00 p.m. (New York City time) on the last day of such seven-business-day period, and failure by such Purchaser to timely deliver such written notice shall be deemed to mean that such Purchaser has determined that such schedules satisfy such conditions.

      SECTION 3.4. Corporate Proceedings of the Issuer. Each Purchaser shall have received a copy of the resolutions, in form and substance satisfactory to the Purchasers, of the Board of Directors of the Issuer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, including the issuance of the Notes contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Issuer as of the Closing Date, which certificate shall be in form and substance satisfactory to the Purchasers and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

      SECTION 3.5. Issuer Incumbency Certificate. Each Purchaser shall have received a Certificate of the Issuer, dated the Closing Date, as to the incumbency and signature of the officers of the Issuer executing any Transaction Document satisfactory in form and substance to the Purchasers, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Issuer.

      SECTION 3.6. Corporate Documents. Each Purchaser shall have received true and complete copies of the certificate of incorporation and by-laws of the Issuer, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Issuer.

      SECTION 3.7. Fees. All fees payable by the Issuer to each Purchaser on or prior to the Closing Date pursuant to this Agreement or pursuant to the Fee Letter, shall have been paid in full, in each case in the amounts and on the dates set forth herein or therein.

      SECTION 3.8. Legal Opinion. Each Purchaser shall have received

            (a) the executed legal opinion of Goodwin, Procter & Hoar LLP, counsel to the Issuer, addressed to each Purchaser, which legal opinion shall cover such matters as are customary for the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Purchasers; and

            (b) a reliance letter, together with the opinion letter referred to therein, of each Person that delivered an opinion in connection with the execution and delivery of the TBC Acquisition Agreement, the Credit Agreement or the Preferred Stock and Warrant Purchase Agreement.

      SECTION 3.9. Pro Forma Balance Sheet. Each Purchaser shall have received a pro forma balance sheet of the Issuer and its Subsidiaries as at June 30, 1997, which balance sheet shall give pro forma effect to consummation of the TBC Acquisition (and any other Acquisition consummated prior to the Closing Date) and the transactions contemplated hereby and by the other Transaction Documents and such balance sheet shall not indicate any material adverse change in the assets, liabilities or net worth set forth in the Projected Pro Forma Balance Sheet.

      SECTION 3.10. Convertible Securities. As of the Closing Date, each Purchaser shall have received evidence reasonably satisfactory to it that each of the conditions to the purchase of $30,000,000 of convertible preferred stock and warrants to purchase convertible preferred stock (the "Convertible Securities") set forth in the Preferred Stock and Warrant Purchase Agreement dated as of the date hereof (the "Preferred Stock and Warrant Purchase Agreement"), among the Issuer and the purchasers party thereto, shall have been satisfied and not waived without the prior consent of the Purchasers.

      SECTION 3.11. Credit Agreement. Prior to or concurrently with the Closing, the Issuer shall have executed and delivered the Credit Agreement and the Purchasers shall have received evidence satisfactory to them that no less than $300,000,000 may be drawn thereunder by the Issuer (including satisfaction by the Purchasers that all conditions to any such draw in respect of the revolving credit facility thereunder can be met in the ordinary course). The Credit Agreement shall be in substantially the form attached to the Signing Date Certificate (provided that the Credit Agreement shall permit the payments, if any, required pursuant to (i) Section 1.5 of the Stockholders Agreement and (ii) the Escrow Agreement, as defined in the Preferred Stock and Warrant Purchase Agreement) and in full force and effect, and executed or conformed copies thereof and all documents (including all schedules, exhibits and environmental reports) executed or delivered in connection therewith shall have been delivered to the Purchasers.

      SECTION 3.12. Conditions to TBC Acquisition. There shall be no material conditions to the consummation of the TBC Acquisition that have not been satisfied or waived with the prior consent of the Purchasers, and there have been no material amendments to the documentation relating to the TBC Acquisition without the prior consent of the Purchasers.

      SECTION 3.13. Purchase Price, Fees and Expenses for TBC Acquisition. Each Purchaser shall have received satisfactory evidence that (a) the aggregate consideration paid or to be paid on or about the Closing Date in connection with the TBC Acquisition shall not exceed $300,000,000 in the aggregate and (b) the fees and expenses to be incurred by the Issuer and its

Subsidiaries in connection with the TBC Acquisition and the financing thereof shall not exceed $15,000,000 in the aggregate.

      SECTION 3.14. Consents, Authorizations and Filings. All material governmental and third party approvals necessary in connection with the TBC Acquisition and, the financing contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the TBC Acquisition or the financing thereof. All material governmental and third party approvals necessary for the continuing operations of the Issuer and its Subsidiaries (after giving effect to the consummation of the TBC Acquisition) shall have been obtained and be in full force and effect, except to the extent the failure to so obtain could not reasonably be likely to have a Material Adverse Effect.

      SECTION 3.15. Capital Structure; Corporate Structure. Each Purchaser shall be satisfied that there have been no material adverse changes in the capital structure or corporate structure of the Issuer and its Subsidiaries since the execution of definitive documentation for the TBC Acquisition.

      SECTION 3.16. Closing Date Certificate. Each Purchaser shall have received the Closing Date Certificate, and, at the time such certificate is delivered, the Purchasers shall be satisfied that the contents thereof shall in fact be true and correct.

      SECTION 3.17. Expenses. The Purchasers shall have received all costs and expenses due and payable pursuant to Section 2.2.4 (including counsel fees), to the extent then invoiced.

      SECTION 3.18. [Intentionally Omitted.]

      SECTION 3.19. Representations and Warranties. The representations and warranties contained in Article IV shall be true, correct and complete in all material respects on and as of the Closing Date (after giving effect to the TBC Acquisition) to the same extent as though such representations and warranties had been made on and as of such date (except to the extent that any such representations and warranties specifically apply to a prior date); provided, however, that solely for purposes of determining the satisfaction of the condition contained in this Section 3.19 (and for purposes of a breach of representation and warranty under Section 9.1.2) and not for purposes of determining liability under Section 2.9 hereof or otherwise, no effect shall be given to any exception relating to knowledge or materiality in the representations and warranties relating to TBC after updating pursuant to the operation of Section 4.26 and such representations and warranties shall be deemed to be true, correct and complete in all material respects only if the failure or failures of such representations and warranties to be so true, correct and complete without regard to knowledge and materiality exceptions does not or do not represent in the aggregate a Material Adverse Effect (as defined in the TBC Acquisition Agreement) on TBC or the Issuer.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

      In order to induce the Purchasers to enter into this Agreement and to purchase the Bridge Notes, the Issuer represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date (except to the extent any of the following representations or warranties specifically apply or relate to a prior date, in which event the Issuer represents and warrants such representations and warranties to be true and correct as of such prior date), as follows:

      SECTION 4.1. Corporate Existence. Each of the Issuer and its Subsidiaries
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure of any such Subsidiary to be in good standing would not have a Material Adverse Effect, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure of any such Subsidiary to have such power, authority or legal right would not have a Material Adverse Effect, (c) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not have a Material Adverse Effect and (d) is in compliance with its certificate of incorporation and by-laws or other similar organizational or governing documents and with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

      SECTION 4.2. Power and Authority. The Issuer has the corporate power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Transaction Documents to which it is a party; provided, however, that the approval of the shareholders of the Issuer is required for the making, delivery and performance of the Warrant Documents, which approval shall be in full force and effect on the Closing Date. This Agreement has been, and each other Transaction Document to which it is a party will be, duly executed and delivered on behalf of the Issuer.

      SECTION 4.3. Binding Obligation. This Agreement constitutes, and each other Transaction Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      SECTION 4.4. Capitalization. As of the Closing Date, the authorized Capital Stock of the Issuer will consist of the shares of Capital Stock set forth in Item 4.4 of the Disclosure Schedule ("Capitalization"). All outstanding shares of such Capital Stock will be fully paid and nonassessable and owned beneficially and of record by the Persons set forth in Item 4.4 of the Disclosure Schedule, free of all Liens and there will be no other outstanding shares of Capital Stock of the Issuer. As of the Closing Date, there will be no outstanding subscriptions, options, warrants, rights (including registration rights and preemptive rights) or any other agreements or commitments of any nature relating to any Capital Stock of the Issuer, except as expressly provided in the Warrant Documents or in Item 4.4 of the Disclosure Schedule. The number of shares of Common Stock into which the Warrants will be exercisable on the Closing Date will be equal to 7.2% of the number of shares of Common Stock outstanding on a fully-diluted basis on the Closing Date (after giving effect to the TBC Acquisition and the Acquisition of GeoCapital), as specified in Item 4.4 of the Disclosure Schedule.

      SECTION 4.5. Consents, Approvals and Non-Contravention. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Transaction Documents to which the Issuer is a party. The execution, delivery and performance of the Transaction Documents to which the Issuer is a party, the issuance of the Bridge Notes hereunder and the use of the proceeds thereof will not violate any certificate of incorporation and by-laws or other similar organizational or governing documents, Requirement of Law or Contractual Obligation of the Issuer or of any of its Subsidiaries, except for such violations which could not reasonably be likely to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such organizational or governing document, Requirement of Law or Contractual Obligation.

      SECTION 4.6. Pro Forma Balance Sheet. The pro forma balance sheet referred to in Section 3.9 fairly presents the financial condition of the Issuer and its Subsidiaries on a consolidated and consolidating basis upon consummation of the transactions contemplated hereby and by the other Transaction Documents.

      SECTION 4.7. Financial Statements. (a) The Issuer has heretofore furnished to each Purchaser a signatory hereto copies of (i) the audited consolidated balance sheet of the Issuer and its consolidated Subsidiaries as at December 31, 1996 and the related audited consolidated statements of income and of cash flows for the Fiscal Year ended on such date, audited by Coopers & Lybrand LLC, (ii) the unaudited consolidated balance sheet of the Issuer and its consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, in each case certified by a Responsible Officer (the "Financial Statements"). The Financial Statements present fairly, in all material respects, the consolidated financial condition of the Issuer and its consolidated Subsidiaries as at December 31, 1996 and June 30, 1997 and present fairly, in all material respects, the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnote disclosure). The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved. Except as set forth in Item 4.7 of the Disclosure Schedule ("Undisclosed Liabilities"), neither the Issuer nor any of its consolidated Subsidiaries had, at December 31, 1996 or at the date hereof, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or unusual material forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth in Item 4.7 of the Disclosure Schedule ("Undisclosed Liabilities"), during the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Issuer or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Issuer and its Subsidiaries as at December 31, 1996. It is understood and agreed that references to Subsidiaries in this Section 4.7(a) shall not include Persons which were not actually Subsidiaries of the Issuer on the date of, or during any relevant portion of the period covered by, the financial statements referred to in this Section 4.7(a).

      (b) The Issuer has heretofore furnished to each Purchaser a signatory hereto a pro forma balance sheet of the Issuer as at June 30, 1997, which balance sheet gives pro forma effect to the contemplated consummation of the TBC Acquisition (and each other Acquisition protected to be consummated prior to the Closing Date) and the transactions contemplated hereby and by the other Transaction Documents (the "Projected Pro Forma Balance Sheet"). The Projected Pro Forma Balance Sheet has been prepared on the basis of reasonable assumptions and sound business principles.

      (c) The Issuer has heretofore furnished to each Purchaser a signatory hereto a copy of financial projections for the period from 1997 through 2004 for the Issuer and its Subsidiaries. Such projections were, in the opinion of the Issuer, prepared on the basis of reasonable assumptions and sound business principles.

      SECTION 4.8. No Material Adverse Effect. (a) From December 31, 1996, except as set forth in the Projected Pro Forma Balance Sheet, there has been no development or event which has had or could have a Material Adverse Effect, and
(b) during the period from December 31, 1996 to and including the Closing Date, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Issuer nor has any of the Capital Stock of the Issuer been redeemed, retired, purchased or otherwise acquired for value by the Issuer or any of its Subsidiaries.

      SECTION 4.9. Taxes. Each of the Issuer and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Issuer, are required to be filed or has timely filed a request for an extension of such filing and has paid all taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its property and except as set forth on Item 4.9 of the Disclosure Schedule ("Taxes"), all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Issuer or its Subsidiaries, as the case may be, and any which the failure to pay would not have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Issuer, no material claim is being asserted, with respect to any tax, fee or other charge (other than any tax Lien that would not have a Material Adverse Effect or any tax, fee or other charge as to which the failure to pay would not have a Material Adverse Effect).

      SECTION 4.10. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Issuer, threatened by or against the Issuer or any of its Subsidiaries or against any of its or their respective properties or revenues which is in the Issuer's reasonable opinion reasonably likely to have a Material Adverse Effect.

      SECTION 4.11. No Default. Neither the Issuer nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      SECTION 4.12. Conflicts of Interests. Neither the Issuer nor any of its Subsidiaries nor any officer, employee, agent or any other Person acting on behalf of any of the foregoing has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other Person who was, is, or may be in of a position to help or hinder the business of the Issuer or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) which (i) might subject the Issuer or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, except to the extent such damage or penalty could not have a Material Adverse Effect, (ii) if not given in the past, could have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

      SECTION 4.13. Other Relationships. Except as set forth in Item 4.13 of the Disclosure Schedule ("Other Relationships"), to the best knowledge of the
Issuer:

            (a) neither the officers of the Issuer or any of its Subsidiaries nor any officer of any of the foregoing has any interest (other than as non-controlling holders of securities of a publicly-traded company), either directly or indirectly, in any Person (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or designs, produces or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Issuer or any of its Subsidiaries is now engaged, (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with, the Issuer or any of its Subsidiaries, or

      (iii) has any direct or indirect interest in any asset or property used by the Issuer any of its Subsidiaries or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of the Issuer or any of its Subsidiaries; and

            (b) no stockholder, director, officer or employee of the Issuer or any of its Subsidiaries or any Affiliate of any such Person, is at present, or since the inception of the Issuer or any of its Subsidiaries has been, directly or indirectly through his affiliation with any other Person, a party to any transaction (other than as an employee) with the Issuer or any of its Subsidiaries providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to any such Person.

      SECTION 4.14. Investment Company Act. (a) Neither the Issuer nor any of its Subsidiaries or other Management Companies is, or, after giving effect to any Acquisition, will be, an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      (b) Each of the Subsidiaries of the Issuer and each of its other Management Companies is, to the extent required thereby, duly registered as an investment adviser under the Investment Advisers Act. The Issuer is not an "investment adviser" within the meaning of the Investment Advisers Act. Each Fund which is sponsored by any Subsidiary or other Management Company and which is required to be registered as an "investment company" under the Investment Company Act is duly registered as such thereunder.

      (c) The Issuer is not required to be duly registered as a broker-dealer under the Securities Act or the Exchange Act (and each Subsidiary and Management Company which is required to be so registered is so duly registered).

      (d) Each of the Issuer and its Subsidiaries and other Management Companies is duly registered, licensed or qualified as an investment adviser or broker-dealer in each State of the United States where the conduct of its business requires such registration, licensing or qualification and is in compliance in all material respects with all Federal and State laws requiring such registration, licensing or qualification, except to the extent where the failure to be so registered, licensed or qualified or to be in such compliance will not have a Material Adverse Effect.

      SECTION 4.15. Investment Advisory Agreements. Each of the investment advisory agreements, distribution agreements and shareholder or other servicing contracts to which the Issuer or any of its Subsidiaries or other Management Companies is a party is a legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) except for failures which individually and in the aggregate will not have a Material Adverse Effect; and neither the Issuer nor any of its Subsidiaries or other Management Companies is in breach or violation of or in default under any such agreement or contract in any material respect which would individually or in the aggregate have a Material Adverse Effect.

      SECTION 4.16. Brokers, etc. The Issuer and its Subsidiaries have not dealt with, nor is the Issuer or any of its Subsidiaries obligated to pay any fee or commission in connection with, any broker, finder or other similar Person in connection with the offer or sale of the Securities or any of the transactions contemplated by this Agreement, and the Issuer hereby indemnifies the Purchasers against, and agrees that it will hold the Purchasers harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

      SECTION 4.17. Subsidiaries and Other Ownership Interests. The Subsidiaries listed on Item 4.17 of the Disclosure Schedule ("Subsidiaries") constitute the only Subsidiaries of the Issuer as at the date hereof. The Issuer has as at the date hereof an equity or other ownership interest in Management Companies of the Issuer and each other Person listed on Item 4.17 of the Disclosure Schedule ("Subsidiaries") and other than as set forth on such Item 4.17, the Issuer has no such interest in any other Management Company or Person.

      SECTION 4.18. Ownership of Properties. Each of the Issuer and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

      SECTION 4.19. ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Issuer or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. There are no Multiemployer Plans. Neither the Issuer nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan.

      SECTION 4.20. Solvency. The Issuer and its Subsidiaries are and, upon consummation of the transactions contemplated hereby, will be, Solvent.

      SECTION 4.21. Environmental Warranty. No conditions exist at, on or under any property now or previously owned or leased by the Issuer or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, could give rise to liability under any

Environmental Law, which liability might reasonably be expected to have a Material Adverse Effect.

      SECTION 4.22. Private Sale. The Issuer has not, either directly or through any agent, offered any Securities or any other securities to, or solicited any offers to acquire any Securities or any other securities from, or otherwise approached, negotiated or communicated in respect of any Securities or any other securities with, any Person in such a manner as to require that the offer or sale of the Securities or any such other securities be registered pursuant to the Securities Act or any Blue Sky Laws.

      The Purchasers are the sole purchasers of the Securities and no securities have been offered or sold by the Issuer or any of its Subsidiaries which could be integrated with the sale of the Securities as a single offering for the purposes of the Securities Act, including Regulation D thereunder.

      SECTION 4.23. Non-Fungibility. Neither the Notes nor the Warrants will be of the same class (within the meaning of Rule 144A under the Securities Act) as notes or warrants that are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S. automated inter-dealer quotation system.

      SECTION 4.24. Tweedy Browne Financial Statements. (a) The Issuer has heretofore furnished to each Purchaser signatory hereto (i) audited statements of financial condition of TBC at September 30, 1994, September 30, 1995 and September 30, 1996, and audited statements of income, changes in partners' capital and cash flows for each of the three years then ended (the audited statement of financial condition of TBC at September 30, 1996 is referred to hereinafter as the "Base Balance Sheet") and (ii) unaudited statements of financial condition of TBC at December 31, 1996, March 31, 1997 and June 30, 1997 and statements of income, changes in partners' capital and cash flows for each period then ended, certified by TBC's senior financial officer. All of the foregoing financial statements have been prepared in accordance with GAAP using the accrual method of accounting, applied consistently during the periods covered thereby (except that TBC's unaudited financial statements do not include footnote disclosure and are subject to normal, immaterial audit adjustments), are complete and correct to the best knowledge of the Issuer after due inquiry, and (subject to the foregoing exceptions with respect to unaudited financial statements) present fairly the financial condition of TBC at the dates of such statements and the results of its operations for the periods covered thereby.

      (b) TBC does not and, as of the date of the Base Balance Sheet, did not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of TBC or the conduct of its businesses prior to the applicable date regardless of whether claims in respect thereof had been asserted as of such date), except: (i) liabilities stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) liabilities reflected in Schedules furnished to the

Purchasers signatory hereto as of the date hereof or (iii) immaterial liabilities incurred or recognized in the ordinary course of business of TBC after the date of, and not in breach of any of the terms of, the TBC Acquisition Agreement.

      SECTION 4.25. Disclosure. To the best of the Issuer's knowledge, the documents furnished and the statements made in writing to the Holders by or on behalf of the Issuer in connection with the negotiation, preparation or execution of this Agreement or any of the other Transaction Documents, taken as a whole, do not contain any untrue statement of fact material to the creditworthiness of the Issuer or omit to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Holders prior to the date hereof.

      SECTION 4.26. Update of Schedules. In the event the schedules described in (and satisfying the requirements of) Section 3.3(b) would require the updating of any Item of the Disclosure Schedule in order to make the representations and warranties set forth in any such Items true, correct and complete, the Issuer shall furnish to the Purchasers updated versions of such Items and the Disclosure Schedule shall be automatically deemed amended thereby, provided that the forms of such updated versions are reasonably satisfactory to the Purchasers.


                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser represents and warrants to the Issuer, at and as of the Closing Date that:

      SECTION 5.1. Purchase for Own Account. Such Purchaser is purchasing the Bridge Notes solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Bridge Notes pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

      SECTION 5.2. Accredited Investor. Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; it previously invested in securities similar to the Bridge Notes and it acknowledges that the Bridge Notes have not been registered under the Securities Act and understands that the Bridge Notes must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Bridge Notes and is presently able to afford the complete loss of such investment; it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and it has been afforded access to information about the Issuer and its Subsidiaries and their respective financial condition, results of operations, business, property, management and prospects sufficient to enable it to evaluate its investment in the Bridge Notes. Such Purchaser acknowledges that it has conducted its own analysis of the foregoing factors.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      The Issuer covenants and agrees that, until payment in cash in full of all the Obligations, the Issuer will and (except in the case of delivery of financial information, reports and notices) will cause each of its Subsidiaries to:

      SECTION 6.1. Financial Statements and Other Reports. Furnish to each
Holder:

            (a) as soon as available, but in any event within 120 days after the end of each Fiscal Year of the Issuer, copies of the consolidated and consolidating balance sheet of the Issuer and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such Fiscal Year, and setting forth in each case in comparative form the figures for the previous year and, in the case of the consolidated statements, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing and certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments) in accordance with GAAP; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Issuer, copies of the unaudited consolidated and consolidating balance sheet of the Issuer and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, and setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (subject, in the case of interim financial statements, to year end adjustments and the absence of footnotes).

      SECTION 6.2. Certificates; Other Information. Furnish to each Holder:

            (a) concurrently with the delivery of the financial statements referred to in clause (a) of Section 6.1, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default specified in Section 9.1.3, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) of Section 6.1, (i) a copy of the most recent audited (or, if later, unaudited) financial statements received by the Issuer or any of its Subsidiaries of each of its Management Companies and (ii) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

            (c) within five days after the same are filed, copies of all financial statements and reports which the Issuer may make to, or file with, the SEC or any successor or analogous Governmental Authority;

            (d) at the request of the Requisite Holders, a report discussing the views of the Issuer concerning the recent performance and near and intermediate term prospects of (i) the businesses in which the Issuer and its Subsidiaries and Management Companies are principally engaged and (ii) the Issuer and its Subsidiaries and Management Companies, including a discussion of trends concerning assets under management, advisory fees and competition and of strategic initiatives by the Issuer and its Subsidiaries and Management Companies (or, upon reasonable notice by the Requisite Holders, the Issuer shall attend a meeting with the Holders to discuss the foregoing);

            (e) within five Business Days after the consummation of any Acquisition, other than an Acquisition of any interest in a Person that is already a Subsidiary or a Management Company, (A) copies of the most recent audited (and, if later, or, if audited statements are not available, unaudited) financial statements of the Management Company which is the subject of such Acquisition, (B) copies of the purchase agreement or other acquisition document executed or to be executed by the Issuer or any of its Subsidiaries in connection with the Acquisition (together with all schedules and exhibits and other documents relating thereto, including the relevant Revenue Sharing Agreement, the "Purchase Agreement"), (C) an unaudited pro forma consolidated balance sheet of the Issuer and its Subsidiaries as at a recent date but prepared as though the closing of such Acquisition had occurred on or prior to such date and related pro forma calculations, indicating compliance on a pro forma basis as at such date and for the periods then ended with the financial covenants set forth in Section 7.2 and (D) a copy of the most recent Form ADV, if any, filed under the Investment Advisers Act in respect to any Management Company which is the subject of such Acquisition;

            (f) concurrently with the delivery thereof under the Credit Agreement, a copy of each notice, report or certificate (other than requests for extensions of credit or LIBO continuation or conversion notices) delivered to the Senior Debtholders or the Representative to the extent not otherwise provided herein; and

            (g) promptly, such additional financial and other information as any Holder may from time to time reasonably request.

      SECTION 6.3.  Notices.  Promptly give notice to the Holders of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Issuer or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Issuer or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Issuer or any of its Subsidiaries or any "affiliated person" of the Issuer or any of its Subsidiaries within the meaning of the Investment Company Act in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect;

            (d) the following events, as soon as possible and in any event within 30 days after the Issuer knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Issuer or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

            (e) any suspension or termination of the registration of any Subsidiary or Management Company of the Issuer as an investment adviser under the Investment Advisers Act, or of any registration as a broker-dealer under the Securities Act, the Exchange Act or under any applicable state statute which is material to the business thereof, or any cancellation or expiration without renewal of any investment advisory agreement, distribution agreement or shareholder or other administrative servicing contract to which the Issuer or any of its Subsidiaries or Management Companies is a party the revenues under which have exceeded in the most recent Fiscal Year of the Issuer or any such Management Company, as the case may be, $1,000,000; and

            (f) any event which would have a Material Adverse Effect on the Issuer and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Issuer proposes to take with respect thereto, if any.

      SECTION 6.4. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted and purported to be conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business (including all such registrations under the Investment Advisers Act and all material investment advisory agreements, distribution agreements and shareholding and other administrative servicing contracts) except as otherwise permitted pursuant to Section 7.10 and except for failures which individually and in the aggregate will not have a Material Adverse Effect.

      SECTION 6.5. Compliance with Laws, etc. Comply, and to the extent reasonably within its control, cause each Management Company and Fund to comply, with all Contractual Obligations and Requirements of Law (including all Environmental Laws) except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

      SECTION 6.6. Maintenance of Properties. Keep all property useful and necessary in its business in good working order and condition, except where the failure to do so would not have a Material Adverse Effect

      SECTION 6.7. Insurance. Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, except where the failure to do so could not have a Material Adverse Effect; and furnish to the Holders, upon written request, full information as to the insurance carried.

      SECTION 6.8. Books and Records. Keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, except where the failure to do so would not have a Material Adverse Effect; and permit representatives of any Holder to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and upon at least three days prior notice or such lesser period of time as may be acceptable to the Issuer or the relevant Subsidiary, as the case may be, and to discuss the business, operations, properties and financial and other condition of the Issuer and its Subsidiaries with officers and employees of the Issuer and its Subsidiaries and with its independent certified public accountants.

      SECTION 6.9. Maintenance of Office or Agency. Maintain (a) an office or agency where the applicable Securities may be presented for payment, (b) an office or agency where the applicable Securities may be presented for registration and transfer and for exchange as provided in this Agreement and (c) an office or agency where notices and demands to or upon the Issuer in respect of the applicable Securities may be served. The location of such office or agency initially shall be at Two International Place, Boston, Massachusetts for the Issuer. The Issuer shall give to each applicable Holder written notice of any change of location thereof.

      SECTION 6.10. Private Offering. Agree that neither it, nor anyone acting on its behalf, will offer or sell the Securities, or any portion of them, if such offer or sale might bring the issuance and sale of the Securities to the Purchasers hereunder within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Securities and any such securities could be integrated as a single offering for the purposes of the Securities Act, including Regulation D thereunder.

      SECTION 6.11. Information to Prospective Purchasers. Upon the request of any Holder, deliver to such Holder and any prospective purchaser designated by such Holder promptly following the request of such Holder or such prospective purchaser, such information which such Holder or such prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144 or Rule 144A under the Securities Act.

      SECTION 6.12. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Issuer or its Subsidiaries, as the case may be, and except where the failure to do so could not have a Material Adverse Effect.

      SECTION 6.13. Guarantees. Promptly, in the case any Subsidiary of the Issuer executes and delivers a guarantee with respect to the performance of the obligations of the Issuer under the Credit Agreement, cause such Subsidiary to execute and deliver a guarantee (satisfactory in form to the Requisite Holders) to the Holders with respect to the performance of the obligations of the Issuer under this Agreement, the Notes and each other Transaction Document, which obligations of such Subsidiary under such guarantee delivered to the Holders shall be subordinated in right of payment to the same extent and in the same manner as the Subordinated Debt is subordinated in right of payment to the Senior Indebtedness pursuant to the provisions of Article X, mutatis mutandis.

      SECTION 6.14. Take-Out Financing. (a) The Issuer will use its best efforts to cause to be declared effective a registration statement with respect to the Take-Out Financing as soon as practicable after the Closing Date; provided, however, that the Issuer shall not be required to proceed with the Take-Out Financing if it would be commercially unreasonable to do so. The Issuer will give the Holders prior notice of its intention to file the registration statement or to effect the Take-Out Financing. The Issuer will notify the Holders immediately upon the receipt of any comments from the Securities and Exchange Commission (the "SEC") in connection with the registration statement, will furnish the Holders with a copy of any written comments from the SEC and will furnish a copy to the Holders of any such response to the SEC.

      (b) The Issuer will use the net proceeds received by it from the sale of the Take-Out Financing to repay the Notes pursuant to Section 8.1.

      SECTION 6.15. Exchange Notes. (a) The Issuer shall, prior to the Bridge Note Maturity Date, select a trustee and enter into an indenture, substantially in the form of Exhibit D hereto (the "Exchange Note Indenture").

      (b) The Issuer will, promptly following its delivery of the Exchange Notice (and, in any event, no later than two Business Days prior to the Exchange
Date):

            (i) execute and deliver and cause the bank or trust company designated to act as trustee under the Exchange Note Indenture to execute and deliver the Exchange Note Indenture if such Exchange Note Indenture has not previously been executed and delivered; and

            (ii) execute and deliver to such Holder in accordance with the provisions of Section 2.3 and the Exchange Note Indenture an Exchange Note bearing interest as set forth therein in exchange for its Bridge Note dated the Exchange Date, payable to the order of the Holder, in the same principal amount as its Bridge Note being exchanged.

      The Exchange Notice shall specify the principal amount of the Bridge Notes to be exchanged pursuant to this Section 6.15 which shall be at least $1,000,000 and integral multiples of $1,000,000 in excess thereof. Bridge Notes delivered to the Issuer under this Section 6.15 in exchange for Exchange Notes shall be canceled by the Issuer and the corresponding amount of the Bridge Notes deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Exchange Note Indenture.

      The Holders of Bridge Notes who receive Exchange Notes in connection with the provisions set forth in Section 2.3 shall be entitled to the registration rights and provisions set forth in Exhibit H to the Exchange Note Indenture.

      The bank or trust company acting as trustee under the Exchange Note Indenture shall at all times be a corporation organized and doing business under the laws of the United States or the State of New York, in good standing and having its principal offices in New York County, New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or state authority and which has a combined capital and surplus of not less than $50,000,000.

      SECTION 6.16. Further Assurances. At any time and from time to time upon the request of the Requisite Holders, promptly, at the expense of the Issuer, execute, acknowledge and deliver such further documents and do such other acts and things as the Requisite Holders may reasonably request in order to effect fully the purposes of the Transaction Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Transaction Documents.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

      The Issuer hereby covenants and agrees that, until payment in full of all of the Obligations, the Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

      SECTION 7.1. Business Activities. Engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

      SECTION 7.2. Indebtedness. Incur any Indebtedness, except:

            (a) Indebtedness of the Issuer under this Agreement and the other Transaction Documents;

            (b) unsecured Indebtedness of any Subsidiary owing to the Issuer or any other Subsidiary or secured Indebtedness of any Subsidiary owing to the Issuer;

            (c) Indebtedness of the Issuer or any of its Subsidiaries that conducts a stand-alone investment management business incurred to finance its working capital in an aggregate principal amount not exceeding as to it $1,000,000 at any time outstanding;

            (d) Indebtedness of the Issuer or any of its Subsidiaries that conducts a stand-alone investment management business incurred to finance the acquisition of fixed or capital assets (whether pursuant to a deferred purchase arrangement with a vendor, a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to it $200,000 at any one time outstanding;

            (e) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and
      (ii) immediately after giving effect to the acquisition of such Person by the Issuer no Default or Event of Default shall have occurred and be continuing;

            (f) Senior Indebtedness;

            (g) Indebtedness in respect of (i) the Subordinated Contingent Payment Notes and (ii) other Subordinated Indebtedness;

            (h) Indebtedness of the Issuer and its Subsidiaries existing on the date hereof, as described in Item 7.2(h) of the Disclosure Schedule ("Existing Indebtedness");

            (i) Indebtedness of the type described in clause (g) of the definition of Indebtedness incurred by the Issuer or any of its Subsidiaries in the ordinary course of business with reputable financial institutions and not for speculative purposes; and

            (j) Indebtedness of the Issuer or any of its Subsidiaries incurred to the seller of an interest in any Management Company or Subsidiary at the time of the Issuer's initial acquisition of an interest in such Management Company or Subsidiary, so long as (i) such Indebtedness does not have a final maturity in excess of one year and (ii) (A) the Issuer, or in the case of a Subsidiary of the Issuer, such Subsidiary, has cash or Cash Equivalent Investments on hand in an aggregate amount equal to or greater than the aggregate principal amount of all such Indebtedness or (B) such Indebtedness is secured with a letter of credit permitted hereunder.

provided, however, that (i) the Issuer and its Subsidiaries shall not Incur any Indebtedness described in clause, (e) or (g) of this Section 7.2 unless prior to the Incurrence thereof the Issuer shall have furnished to each Holder a certificate of its chief financial officer certifying (in reasonable detail with appropriate calculations and computations) that, upon the Incurrence of such Indebtedness, the Consolidated Coverage Ratio of the Issuer shall be greater than 2.00 to 1.00 and (ii) at the end of any Fiscal Quarter during which the Issuer or any of its Subsidiaries has Incurred any Indebtedness described in clause (c) of this Section 7.2, the Issuer shall furnish to each Holder within 45 days after the end of such Fiscal Quarter a certificate of its chief financial officer certifying (in reasonable detail and with appropriate calculations and computations) that the Consolidated Coverage Ratio of the Issuer as at the end of such Fiscal Quarter is greater than 2.00 to 1.00. .

      SECTION 7.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes, assessments and other governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer or such Subsidiary;

            (f) Liens securing Indebtedness of the Issuer and its Subsidiaries permitted by clause (d) of Section 7.2 incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by such Lien shall at no time exceed the purchase price of such property;

            (g) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by clause
      (e) of Section 7.2, provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof,
      (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary and (iii) the amount of Indebtedness secured thereby is not increased;

            (h) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority (i) if appropriate legal proceedings which have been initiated for the review of such judgment, decree or order are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired or (ii) if such judgment, decree or order shall have been discharged within 45 days of the entry thereof or execution thereof has been stayed pending appeal;

            (i) Liens securing Senior Indebtedness;

            (j) Liens existing, or provided for under arrangements existing, as of the date hereof, in each case as described on Item 7.3(j) of the Disclosure Schedule ("Existing Liens"); and

            (k) Liens securing Indebtedness of the Issuer or any of its Subsidiaries incurred in connection with the acquisition of an interest in any Management Company or Subsidiary and payable to the seller of such interest, to the extent such Liens cover solely such interest.

      SECTION 7.4. Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except guarantees by the Issuer or any Subsidiary of the Issuer or Management Company of obligations of any of the Subsidiaries of the Issuer, which obligations are otherwise permitted under this Agreement, and except for (a) other Guarantee Obligations not exceeding $1,500,000 in the aggregate at any time or (b) Guarantee Obligations which constitute Indebtedness permitted under Section 7.2.

      SECTION 7.5. Investments; Joint Ventures. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other Investment in, any Person, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) Cash Equivalent Investments, including any such investment that may be readily sold or otherwise liquidated in any Fund for which any Subsidiary or other Management Company provides management, advisory or administrative services and which principally invests in Cash Equivalent Investments;

            (c) any loan or advance to, or other Investment in, a Management Company or a Subsidiary or in any Person which, after giving effect to such Investment, will become a Subsidiary or a Management Company, if, after giving effect to such investment, no Default or Event of Default shall have occurred and be continuing;

            (d) loans to officers of the Issuer or its Subsidiaries listed on
      Item 7.5 of the Disclosure Schedule in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on said schedule;

            (e) loans and advances to employees of the Issuer or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Issuer and its Subsidiaries not to exceed $100,000 at any one time outstanding (other than as permitted in clause (f) below); and

            (f) Investments made by a Subsidiary of the Issuer to the extent made out of the portion of the revenues of such Subsidiary which is designated as Operating Cash Flow (and not Free Cash Flow) under the relevant Revenue Sharing Agreement.

      SECTION 7.6. Restricted Payments, etc. Declare or pay any dividend (other than dividends payable solely in common stock of the Issuer) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Issuer or any of its Subsidiaries (other than shares held by the Issuer or a wholly-owned Subsidiary of the Issuer) or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Issuer or any Subsidiary; provided, however, that (i) any Subsidiary may declare or pay any dividend or other distribution in accordance with the terms of its Revenue Sharing Agreement, (ii) the Issuer or any Subsidiary may purchase shares of the Capital Stock of such Subsidiary (A) pursuant to the terms of the agreements set forth in Item 7.6 of the Disclosure Schedule ("Put/Call Arrangements") or (B) pursuant to any agreement similar in form and scope to such agreements, so long as such agreement is approved by each and every member of the Board of Directors of the Issuer pursuant to a resolution certified by the Secretary or Assistant Secretary of the Issuer furnished to the holders and (iii) the Issuer may make the payments described in Section 1.5 of the Stockholders Agreement (including any release of funds held pursuant to the Escrow Agreement referred to in such
Section 1.5).

      SECTION 7.7. Capital Expenditures, etc. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except in the case of the Issuer, for expenditures in the ordinary course of business not exceeding, in the aggregate for the Issuer during any Fiscal Year of the Issuer $2,500,000 and except in the case of a Subsidiary of the Issuer, expenditures in respect of fixed or capital assets to the extent that such expenditures are made out of that portion of its revenues designated as Operating Cash Flow (and not Free Cash Flow) under the relevant Revenue Sharing Agreement.

      SECTION 7.8. Leases. Permit the amount paid by the Issuer for lease obligations under operating leases to which the Issuer is a party (including any such leases entered into in connection with sale leaseback transactions) for any Fiscal Year of the Issuer to exceed $750,000 or permit a Subsidiary of the Issuer to make any such payment in respect of lease obligations except to the extent that any such payment is made out of that portion of its revenues designated as Operating Cash Flow (and not Free Cash Flow) under the relevant Revenue Sharing Agreement.

      SECTION 7.9. Limitation on Payments of Subordinated Indebtedness. Make any payment (including any cash payment of interest) or prepayment on or redemption, defeasance or purchase of any Subordinated Indebtedness; provided, however, as long as there is no Default or Event of Default, the Issuer may make payments due on the Subordinated Contingent Payment Notes as required thereunder.

      SECTION 7.10. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets (each a "disposition"), or make any material change in its present method of conducting business; provided that, unless, (i) with respect to a merger, consolidation or amalgamation of a Subsidiary of the Issuer, if prior to such event the Issuer owned at least a 51% ownership interest, the Issuer shall continue to own at least a 51% ownership interest in such Subsidiary or the surviving Person of such merger, consolidation or amalgamation or, after such event it shall have no ownership interest, (ii) with respect to the liquidation, winding up or dissolution of a direct or indirect Subsidiary of the Issuer, the assets of such Subsidiary shall have been transferred to the Issuer or a Subsidiary of the Issuer and the other shareholders, partners or members of a Subsidiary, or another Subsidiary of the Issuer, and (iii) with respect to any disposition described above, the Net Proceeds thereof shall have been applied, first, to the extent required by the Credit Agreement, to repay principal in respect of Senior Indebtedness (provided that, in the event any such principal is in respect of a revolving credit facility, commitments in respect of such revolving credit facility are permanently reduced dollar for dollar) and, second, to the redemption of the Bridge Notes in accordance with Article VIII.

      SECTION 7.11. Asset Dispositions, etc. Convey, sell, lease, assign, transfer or otherwise dispose (including in connection with sale leaseback transactions) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Issuer or any wholly owned Subsidiary, except:

            (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

            (b) the sale or other disposition of any property in the ordinary course of business;

            (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (d) the sale, issuance or other disposition of the Capital Stock or other ownership interest of any Subsidiary of the Issuer or of a Management Company in which the Issuer owns an ownership interest to partners, officers or directors of such Subsidiary or Management Company; provided that, if prior to such sale, issuance or disposition, the Issuer owns in excess of 50% of the ownership interest in such Subsidiary or Management Company, the Issuer shall at all times continue to own in excess of 50% of the ownership interest in such Subsidiary or Management Company or after such sale, issuance or disposition shall have no ownership interest; provided further that the Net Proceeds of such sale, issuance or disposition (other than a Shareholder Stock Sale) shall have been applied, first, to the extent required by the Credit Agreement, to repay principal in respect of the Senior Indebtedness and, second, to the redemption of the Bridge Notes in accordance with Article VIII; and

            (e) the sale, contribution or other transfer of (i) all or substantially all the Capital Stock of a Subsidiary or Management Company (including both Capital Stock held by the Issuer and its Subsidiaries and by the other holders of Capital Stock of such Subsidiary or Management Company) or (ii) all or substantially all the assets of a Subsidiary or Management Company, in each case, to another Subsidiary or Management Company in a transaction or series of related transactions which results in the Issuer having at least a substantially equivalent economic interest in, and a substantially equivalent level of management and control over, such Subsidiary or Management Company.

      SECTION 7.12. Maintenance of Net Worth. Permit Consolidated Net Worth at any time during any period to be less than (i) $25,000,000, plus (ii) 85% of the net proceeds of (A) any issuances by the Issuer of any Capital Stock and, to the extent included in Consolidated Net Worth, Subordinated Indebtedness and (B) any equity contributions to it, in each case after the date hereof, plus (iii) 50% of the positive Consolidated Net Income, if any, for each completed Fiscal Quarter of the Issuer from the date hereof, minus (iv) 100% of the Consolidated Net Loss, if any, for each completed Fiscal Quarter of the Issuer from the date hereof to the extent such Consolidated Net Loss results from a write-off of expenses relating to the Existing Agreement (as defined in the Credit Agreement on the date hereof) and Non-Cash Based Compensation Costs.

      SECTION 7.13. Modification of Certain Agreements. Consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (a) the Organic Documents of the Issuer, other than any amendment, supplement or other modification which does not affect the rights of the Holders under the Transaction Documents; (b) the Credit Agreement, except to the extent that the documents pursuant to which the Credit Agreement is amended, supplemented or otherwise modified (i) do not impose on the Issuer or its Subsidiaries rates of interest, prepayment charges or other fees or other amounts that are greater than the respective amounts thereof payable under the terms of the Credit Agreement as in effect immediately prior to such amendment, supplement or other modification (other than any increase in the margin added to the "Eurodollar Rate" or "ABR" (as each such term is defined in the Credit Agreement) which when added to any other increases in such margin since the execution of the Credit Agreement does not exceed 200 basis points (exclusive of the effect of any increase in such margin of up to 200 basis points as a result of a default)), and (ii) do not contain terms or conditions with respect to the covenants or other provisions set forth in Sections 4.2 and 8.11 of the Credit Agreement (or any successor provision thereto) and the defined terms used therein that are more burdensome or restrictive with respect to the Issuer and its Subsidiaries, or that impose more restrictive terms or conditions with respect to payment of the Obligations, than the terms and conditions contained in the Credit Agreement as in effect immediately prior to such amendment, supplement or other modification; or (c) the TBC Acquisition Agreement or any Revenue Sharing Agreement, other than any amendment, supplement or other modification thereto which would not have a Material Adverse Effect.

      SECTION 7.14. Transactions with Affiliates. Except as described on Item
7.14 of the Disclosure Schedule ("Transaction with Affiliates"), enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) (i) otherwise expressly permitted under this Agreement, (ii) in the ordinary course of the Issuer's or such Subsidiary's business and (iii) upon fair and reasonable terms no less favorable to the Issuer or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or

(b) (i) between the Issuer and any Subsidiary, (ii) is not otherwise prohibited under this Agreement and (iii) at the time of such transaction there is no then current intention or plan (whether in connection with such transaction or otherwise) whereby such Subsidiary would cease to be a Subsidiary of the Issuer, provided, however, that transactions between the Issuer or any of its Subsidiaries or any officer, director, individual stockholder, partner or member (or an entity wholly owned by such an individual) and any Fund or other Investment Company sponsored by the Issuer or any Subsidiary or for which the Issuer or any Subsidiary provides advisory, administrative, supervisory, management, consulting or similar services, that are otherwise permissible under the Investment Company Act, the Investment Advisers Act and the applicable management contracts shall be permitted under this Section 7.14.

      SECTION 7.15. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of the Issuer or the Issuer.

      SECTION 7.16. Negative Pledges, Restrictive Agreements, etc. The Issuer will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Transaction Document and the Credit Agreement and in the case of clause (b) below, any Revenue Sharing Agreement and any agreement governing any Indebtedness permitted by clause (f) of Section 7.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

            (a) the ability of the Issuer or any of its Subsidiaries to amend or otherwise modify this Agreement or any other Transaction Document; or

            (b) the ability of any Subsidiary of the Issuer to make any payments directly or indirectly to the Issuer, by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Issuer.

      SECTION 7.17. Inconsistent Agreements. Enter into, or permit any of its Subsidiaries to enter into, any agreement or arrangement which conflicts with the obligations of the Issuer or any of its Subsidiaries under this Agreement or any other Transaction Document.

      SECTION 7.18. Fiscal Year. Permit the Fiscal Year of the Issuer to end on a day other than December 31.

      SECTION 7.19. Limitation of Ranking of Future Indebtedness. Incur, create or suffer to exist, or permit any of its Subsidiaries to incur, create or suffer to exist, any Indebtedness which is subordinate or junior in right of payment (to any extent) to any Senior Indebtedness and which is senior or superior in right of payment (to any extent) to the Notes (or any guaranty in respect thereof).

      SECTION 7.20. Stay, Extension and Usury Laws. Permit (to the extent that it may lawfully do so), or permit any of its Subsidiaries to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit of or advantage of, and will use its best efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Agreement, the Notes or any other Transaction Document, and each of the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.


                                  ARTICLE VIII

                                   REDEMPTION

      SECTION 8.1. Mandatory Redemption. (a) Concurrent with the consummation of a Take-Out Financing, the Issuer shall redeem all (and not less than all) of the then outstanding Bridge Notes at a redemption price equal to 100% of the aggregate principal amount thereof then outstanding plus accrued and unpaid interest, and shall provide a Notice of Redemption pursuant to Section 8.4.

      (b) Upon the occurrence of a Change of Control, the Issuer shall offer to redeem all (and not less than all) of the then outstanding Bridge Notes at a redemption price equal to 103% of the aggregate principal amount thereof then outstanding plus accrued and unpaid interest, within 30 days of the occurrence of such Change of Control, and shall provide a Notice of Redemption pursuant to
Section 8.4.

      (c) Upon the receipt of Net Proceeds that either (x) arise from the Incurrence of Recapture Indebtedness or (y) are required to redeem the Bridge Notes pursuant to Section 7.10 or 7.11 (collectively, "Available Net Proceeds"), the Issuer shall offer to redeem the portion of the then outstanding Bridge Notes the aggregate principal amount of which equals the quotient obtained by dividing such Available Net Proceeds by 103% at a redemption price equal to 103% of such aggregate principal amount plus accrued and unpaid interest thereon, within five Business Days of the receipt of such Available Net Proceeds, and shall provide a Notice of Redemption pursuant to Section 8.4.

      SECTION 8.2. The Issuer's Right to Redeem. The Issuer, at its option, may redeem all or less than all of the then outstanding Bridge Notes at 103% of the aggregate principal amount of the Bridge Notes being redeemed plus accrued and unpaid interest thereon.

      SECTION 8.3. Selection of Notes and Portions of Notes to Be Redeemed. If less than all of the then outstanding Bridge Notes are being redeemed, the Issuer shall redeem the Bridge Notes pro rata, in such manner as complies with applicable legal requirements, if any, and in a minimum aggregate principal amount of $1,000,000 (or, if the aggregate principal amount of the Bridge Notes then outstanding is less than $1,000,000, such lesser amount). Bridge Notes in denominations of $1,000 may be redeemed only in whole. The Issuer may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Bridge Notes that have denominations larger than $1,000. Provisions of this Agreement that apply to Bridge Notes called for redemption also apply to portions of Bridge Notes called for redemption.

      SECTION 8.4. Notice of Redemption. A notice of redemption ("Notice of Redemption") shall be mailed by the Issuer to each Holder whose Bridge Notes are to be redeemed at such Holder's registered address by first class mail (i) in the event such Bridge Notes are being redeemed pursuant to (A) Section 8.1(a) in connection with a Take-Out Financing, not less than 10 days nor more than 60 days prior to the date that the Take-Out Financing is consummated, (B) Section 8.1(b) in connection with a Change of Control, not more than five days after the occurrence of such Change of Control or (C) Section 8.1(c) in connection with the receipt of Available Net Proceeds by the Issuer or its Subsidiaries, not less than 10 nor more than 60 days prior to the date on which the such Available Net Proceeds are received, or (ii) in the event such Bridge Notes are being redeemed pursuant to Section 8.2, at least 10 days but not more than 60 days before the applicable Redemption Date. Each Notice of Redemption shall identify the Bridge Notes to be redeemed and shall state:

            (a) the applicable Redemption Date;

            (b) the applicable Redemption Price;

            (c) the name and address of the Issuer;

            (d) that the Bridge Notes called for redemption must be surrendered to the Issuer to collect the applicable Redemption Price;

            (e) that, unless the Issuer defaults in payment of the Redemption Price, interest on the Bridge Notes called for redemption ceases to accrue on and after the applicable Redemption Date, and the only remaining right of the Holders of such Bridge Notes is to receive payment of the Redemption Price upon surrender to the Issuer of the Bridge Notes redeemed;

            (f) if any Bridge Note is being redeemed in part, the portion of the principal amount of such Bridge Note to be redeemed and that, after the Redemption Date, and upon surrender of such Bridge Note, a new Bridge Note or Bridge Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued setting forth the remaining principal amount due on the Bridge Note Maturity Date;

            (g) if less than all the Bridge Notes then outstanding are to be redeemed, the identification of the particular Bridge Notes (or portion(s) thereof) to be redeemed, as well as the aggregate principal amount of Bridge Notes to be redeemed and the aggregate principal amount of Bridge Note(s) to be outstanding after such partial redemption; and

            (h) the Section of this Agreement pursuant to which the Bridge Notes are to be redeemed.

      SECTION 8.5. Effect of Notice of Redemption. Once a Notice of Redemption is delivered in accordance with Section 8.4 in connection with a redemption pursuant to Section 8.2, the Bridge Notes called for redemption thereunder shall become due and payable on the applicable Redemption Date at the applicable Redemption Price.

      SECTION 8.6. Payment of Redemption Price. On presentation and surrender of any Bridge Notes in connection with a mandatory redemption or an optional redemption with respect to which a Notice of Redemption has been given, at the place of payment specified in Section 6.9, such Bridge Notes or specified portions thereof shall be paid and redeemed by the Issuer on the applicable Redemption Date at the applicable Redemption Price.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

      SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

      SECTION 9.1.1. Non-Payment of Obligations. The Issuer shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Issuer shall fail to pay any interest thereon, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof.

      SECTION 9.1.2. Breach of Warranty. Any representation or warranty made or deemed made by the Issuer or any of its Subsidiaries herein or in any other Transaction Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Transaction Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

      SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. The Issuer or any of its Subsidiaries shall default in the observance or performance of any agreement contained in Article VII or Section 6.1, 6.3(a), 6.4 or 6.13.

      SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. The Issuer or any of its Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or any other Transaction Document (other than as provided in Section 9.1.1, 9.1.2 or 9.1.3), and such default shall continue unremedied for a period of 30 days.

      SECTION 9.1.5. Default on Other Indebtedness. The Issuer or any of its Subsidiaries shall fail to pay at final stated maturity the principal amount of any Indebtedness for borrowed money of the Issuer or such Subsidiary, or the final stated maturity of any such Indebtedness shall be accelerated and the aggregate principal amount of such Indebtedness, together with the principal amount of any other Indebtedness not paid at final stated maturity or which has been accelerated aggregates $500,000 or more.

      SECTION 9.1.6. Judgments. One or more judgments or decrees shall be entered against the Issuer or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

      SECTION 9.1.7. Pension Plans. (a) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (b) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the Issuer or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(f) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (a) through (f) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect.

      SECTION 9.1.8. Bankruptcy, Insolvency, etc. (a) The Issuer or any of its Subsidiaries shall commence any case, proceeding or other action

            (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or

            (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Issuer or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or

      (b) there shall be commenced against the Issuer or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which

            (i) results in the entry of an order for relief or any such adjudication or appointment or

            (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or

      (c) there shall be commenced against the Issuer or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

      (d) the Issuer or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

      (e) the Issuer or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

      SECTION 9.1.9. Impairment of Transaction Documents, etc. Any Transaction Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Transaction Party thereto, or the Issuer or any other Transaction Party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

      SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clause (a) or (b) of Section 9.1.8 shall occur, the outstanding principal amount of, and accrued and unpaid interest on, all outstanding Notes and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clause (a) or (b) of Section 9.1.8) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Requisite Holders (or, in the case such Event of Default is an Event of Default described in Section 9.1.1, Holders holding at least 25% of the aggregate principal amount of the then outstanding Notes) may, upon notice or demand, declare all or any portion of the outstanding principal amount of, and accrued and unpaid interest on, the Notes and all other Obligations to be due and payable, whereupon the full unpaid amount of such Notes and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.


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
                                    ARTICLE X

                                  SUBORDINATION

      SECTION 10.1. Agreement to Subordinate. The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and only indebtedness of the Issuer that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein.

      SECTION 10.2. Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:

            (i) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before the Holders shall be entitled to receive any payment of principal of, or premium, if any, or interest on the Notes; and

            (ii) until the Senior Indebtedness is paid in full, any payment or distribution to which the Holders would be entitled but for this Article X shall be made to holders of Senior Indebtedness as their interests may appear;

provided, however, that the Holders may receive (x) shares of capital stock of the Issuer and (y) any debt securities of the Issuer that are subordinated to Senior Indebtedness to at least the same extent as the Notes, so long as such debt securities are not entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to the Bridge Notes on the date hereof (or the Senior Indebtedness, after giving effect to any plan of reorganization or readjustment) and such debt securities do not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Debt (as modified by any plan or reorganization or readjustment) (such capital stock and debt securities, "Permitted Junior Securities").

      SECTION 10.3. Default on Senior Indebtedness. The Issuer may not pay the principal of, premium, if any, or interest on, the Notes or otherwise purchase or retire (except with Permitted Junior Securities) any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due and all applicable grace periods have expired or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived in writing and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full; provided, however, that the Issuer may pay the Notes without regard to the foregoing if the Issuer receives written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) above has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Issuer and each of the Holders of written notice (a "Blockage Notice") of such default from the Representative of the Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Issuer from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of the Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness, the Issuer may resume payments on the Notes after such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

      SECTION 10.4. Acceleration of Payment Notes. If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Holders shall promptly notify the Representative of the acceleration. If any Senior Indebtedness is outstanding, the Issuer may not pay the Notes until five Business Days after the Representative receives notice of such acceleration and, thereafter, may pay the Notes only if this Article X otherwise permits the payment at that time.

      SECTION 10.5. When Distribution Must Be Paid Over. If a distribution is made to the Holders that because of this Article X should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

      SECTION 10.6. Subrogation. After all Senior Indebtedness is paid in full and until the Notes are paid in full, the Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness that otherwise would have been made to the Holders is not, as between the Issuer and the Holders, a payment by the Issuer on Senior Indebtedness.

      SECTION 10.7. Relative Rights. This Article X defines the relative rights of the Holders and holders of Senior Indebtedness. Nothing in this Agreement shall:

            (a) impair, as between the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms; or

            (b) prevent any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to the Holders.

      SECTION 10.8. Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Agreement.

      SECTION 10.9. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to the Representative.

      SECTION 10.10. Article X Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Holders to accelerate the maturity of the Notes.

      SECTION 10.11. Holders Entitled to Rely. Upon any payment or distribution pursuant to this Article X, the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Holders or (iii) upon the Representative for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that any Holder determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article X, such Holder may request such Person to furnish evidence to the reasonable satisfaction of such Holder as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, such Holder (and the other Holders) may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 10.12. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

      SECTION 10.13. Proof of Claim. In the event that, while any Senior Indebtedness is outstanding, any bankruptcy or insolvency proceeding is commenced by or against the Issuer or its property and the Holders have not filed proofs of claim as of the tenth business day preceding the bar date therefor, the Representative on behalf of the Senior Debtholders will be irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to file appropriate proofs of claim for the exercise or enforcement of any of the rights or interests of the Holders with respect to the Subordinated Debt in such proceeding. Notwithstanding the foregoing, neither the Representative nor any Senior Debtholder shall have any right whatsoever to vote any claim that any Holder may have in such proceeding to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension.


                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.1. Amendments and Waivers.

      (a) Consent of Holders. No amendment, modification, termination or waiver of any provision of this Agreement (including the forms of documents attached hereto) or the Notes, or consent to any departure by the Issuer therefrom, shall in any event be effective without the written concurrence of the Requisite Holders; provided, however, that (i) without the written concurrence of Holders of at least 75% of the aggregate principal amount of the then outstanding Notes, no amendment, modification, termination or waiver may make any change to the subordination provisions of this Agreement or the form of Exchange Note Indenture attached hereto that adversely affects any Holder and (ii) without the consent of each Holder affected, no amendment, modification, termination or waiver may (with respect to any Notes held by a nonconsenting Holder of Notes):

            (A) reduce the principal amount of any Note of such Holder or change the Bridge Note Maturity Date or the Exchange Note Maturity Date;

            (B) amend the provisions with respect to the redemption of any Note of such Holder pursuant to Sections 8.1, 8.2 and 8.3 (including reducing any applicable Redemption Price);

            (C) reduce the rate of, or change the time for payment of, interest on any Note of such Holder;

            (D) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes;

            (E) make the principal of, premium, if any, or the interest on, any Note of such Holder payable in any manner other than that stated in this Agreement and the Notes;

            (F) waive a redemption payment with respect to any Note of such Holder;

            (G) make any change to the definition of "Requisite Holders";

            (H) reduce the percentage of the aggregate outstanding principal amount of Notes necessary to accelerate the Notes under Section 9.3 or modify the right of a Holder to accelerate its Note under Section 9.3;

            (I) make any change to the transfer provisions of Section 11.2 that adversely affects the ability of a Holder to make any transfer described therein; or

            (J) make any change in the foregoing amendment and waiver provisions.

      In determining whether the holders of the requisite principal amount of Notes have concurred in any amendment, modification, termination or waiver as herein provided, Notes that are held by the Issuer or any of its Affiliates shall be disregarded and deemed not to be outstanding for the purpose of any such determination.

      After an amendment, modification, termination or waiver under this Section
11.1 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing such amendment, modification, termination or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

      (b) Solicitation of Noteholders. The Issuer will not solicit, request or negotiate for or with respect to any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Notes unless each Holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Issuer (but only to the extent the Issuer has been provided with addresses for the Holders) and shall be afforded the opportunity of considering the same and shall be supplied by the Issuer with reasonably sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, modification, termination or waiver effected pursuant to the provisions of this
Section 11.1 shall be delivered by the Issuer to each Holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Notes (but only to the extent the Issuer has been provided with the addresses for the Holders).

      (c) Revocation and Effect of Consents. Until an amendment, modification, termination or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of subsequent Holder may revoke the consent as to its Note or portion of its Note by notice to the Issuer received before the date on which the Requisite Holders have consented (and not theretofore revoked such consent) to such amendment, modification, termination or waiver.

      The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

      After an amendment, modification, termination or waiver becomes effective, it shall bind every Holder of a Note, unless it makes a change described in any of subclauses (A) through (F) of the proviso to Section 11.1(a), in which case, the amendment, modification, termination or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium (if any) and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

      SECTION 11.2. Transfers. Each Holder shall be permitted to transfer any Note or any portion thereof (and the rights relating thereto under this Agreement and the other Transaction Documents) to any Person; provided that

            (i) such transfer is made pursuant to a registration statement under the Securities Act (it being acknowledged that the Issuer shall not be obligated to assist in any manner in any such registration) or pursuant to an exemption from the registration requirements of the Securities Act;

            (ii) such transferee represents to the Issuer in writing that it is acquiring such Note solely for its own account (or, in the case of Account Managers (as defined below), on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Note pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control; and

            (iii) unless the Holder making such transfer is making such transfer to any of its Affiliates or any of its partners or with the Issuer's prior written consent, such transfer is of (A) all the Notes then held by such Holder or (B) a Note or Notes (or a portion thereof) evidencing an aggregate principal amount outstanding of not less than $1,000,000;

For purposes hereof, "Account Manager" means each person duly authorized to act as attorney-in-fact on behalf of any other Person, in the name of and using funds provided by such other Person, in the purchase of securities.

      Within three Business Days after its receipt of notice that a transfer is being made pursuant to this Section 11.2, but not prior to the effective date of such transfer, the Issuer shall deliver to the applicable transferee a new Note evidencing the aggregate principal amount transferred and, if the Holder making such transfer is retaining an interest in the Notes, a replacement Note in the aggregate principal amount being retained by such Holder (such Note to be in exchange for, but not in payment of, the Note then held by such Holder). Each such Note shall be dated the date of the predecessor Note. The Holder making such transfer shall mark the predecessor Note "exchanged" and deliver it to the Issuer.

      Upon the written request of any Holder, the Issuer shall promptly provide such Holder with the identity of each other Holder and the aggregate principal amount of the outstanding Notes then held by each such other Holder.

      SECTION 11.3. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by personal service, facsimile, United States air mail or reputable courier service:

            (a) if to any Purchaser or subsequent Holder, at the address or telecopier number set forth on the signature pages hereof, or such other address as shall be designated in a written notice delivered to the Issuer, with a copy to Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, Facsimile No. (212) 262-1910, Attention: Salvatore Guerrera, Esq.,

            (b) if to the Issuer, at the address or telecopy number set forth on the signature pages hereof, or such other address as shall be designated in a written notice delivered to the other parties hereto, with a copy to Goodwin, Procter & Hoar LLP, Facsimile No. 617-523-1231, Attention:
      Richard E. Floor, P.C., and

            (c) if to the Representative, at the address set forth below:

                  The Chase Manhattan Bank
                  One Chase Manhattan Plaza
                  8th Floor
                  New York, New York  10081
                  Attention: Laura Rebecca
                  Fax: (212) 552-7490

      Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile (electronically confirmed), or five Business Days after depositing it in the United States air mail with postage prepaid and properly addressed.

      SECTION 11.4. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      SECTION 11.5. Survival of Representations, Warranties and Agreements. (a) All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the issuance and sale of the Securities hereunder.

      (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Issuer set forth in Sections 2.2, 2.6, 2.9, 2.12 and 2.13, shall in each case survive the payment of the Notes, the exercise of the Warrants, and the termination of this Agreement.

      SECTION 11.6. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Transaction Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 11.7. Severability. Any provision of this Agreement, the Notes or any other Transaction Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or impairing the remaining provisions of this Agreement, the Notes or such other Transaction Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 11.8. Obligations Several; Independent Nature of Holders' Rights. The obligations of the Holders hereunder are several and no Holder shall be responsible for the obligations of any other Holder hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by the Holders pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Holder shall be a separate and independent debt, and each Holder shall be entitled to protect and enforce, subject to the express provisions of this Agreement, its rights arising out of this Agreement and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

      SECTION 11.9. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      SECTION 11.10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 11.11. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Purchasers (including each Holder) provided, however, that:

            (a) the Issuer may not assign or transfer its rights or obligations hereunder without the prior written consent of each Purchaser and Holder; and

            (b) a Purchaser signatory hereto may assign its right and any obligation to purchase any portion of the Notes (and a pro rata portion of the Warrants) to:

                  (i) with the written consent of the Issuer (which consent
            shall not be unreasonably delayed or withheld and which consent shall be deemed to have been given in the absence of a written notice delivered by the Issuer to the Purchaser requesting such assignment on or before the tenth Business Day after receipt by the Issuer of such Purchaser's request for consent, stating, in reasonable detail, the reasons why the Issuer proposes to withhold such consent), to any financial institution, and

                  (ii) with notice to the Issuer, but without the consent of the
            Issuer, to any Affiliate of such Purchaser.

      SECTION 11.12. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY TRANSACTION PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE ISSUER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER TRANSACTION DOCUMENT OR SUCH OBLIGATION. The Issuer hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Person at its address provided on the signature pages hereto, such service being hereby acknowledged by such Person to be sufficient for personal jurisdiction in any action against such Person in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Holder to bring pro ceedings against any Transaction Party in the courts of any other jurisdiction.

      SECTION 11.13. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES ISSUED HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      SECTION 11.14. Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      SECTION 11.15. Termination. At any time prior to the Closing Date, the obligation of the Purchasers to purchase the Notes and the Warrants (which obligation is subject to the terms and conditions of this Agreement) may be terminated as follows:

            (a) by mutual written consent of the Purchasers and the Issuer;

            (b) by the Purchaser or the Issuer if the Closing has not occurred by December 15, 1997; and

            (c) If the TBC Acquisition Agreement is terminated or an Event of Default described in Section 9.1.8 has occurred.

      SECTION 11.16. Entire Agreement. This Agreement, together with the Securities and the Warrant Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding, written or verbal, of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Securities, the Warrant Agreement and the other Transaction Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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                                      -74-

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     AFFILIATED MANAGERS GROUP, INC.


                                     By:  /s/ Sean M. Healey
                                        ----------------------------------------
                                        Name: Sean M. Healey
                                        Title: Executive Vice President

                                PURCHASERS:

                                CHASE EQUITY ASSOCIATES, L.P.

                                By: Chase Capital Partners, its general partner



                                  By:  /s/ John M.B. O'Connor
                                     --------------------------------------
                                     Name: John M.B. O'Connor
                                     Title: General Partner




Principal amount of Notes to be purchased:               $        60,000,000
Number of Warrants to be purchased:                                         (1)
                                                         -------------------
Aggregate purchase price of Notes and Warrants to
be purchased:                                            $        60,000,000
                                                          ------------------
Initial Bank Account:
ABA:
Account #:
Ref:
Attn:


--------

(1) On Closing Date, insert number equal to 7.2% of the outstanding Common Stock of the Issuer on a fully-diluted basis (after giving effect to the TBC Acquisition and the Acquisition of GeoCapital).


                                      -76-